EXHIBIT 10.1

LEASE

THIS LEASE ("Lease") is made this 5th day of October, 2021 (the "Effective Date"), by and between MERCHANTS ICE II, LLC, a Texas limited liability company (hereinafter referred to as "Landlord") and SCORPION BIOLOGICAL SERVICES INC., a Delaware corporation (hereinafter referred to as "Tenant").

WHEREAS, Landlord is the owner of a certain parcel of real property located at 1305 E. Houston Street, San Antonio, Texas 78205 as more particularly described in Exhibit "A", which real property is improved by two office buildings and shall be further improved by additional structures and development in the near future, commonly known as the Merchants Ice Building(s) (collectively referred to herein as the "Complex", including the buildings, improvements and underlying and adjacent land); and

WHEREAS, Texas Research and Technology Foundation and Tenant executed that certain Donation Agreement (as used herein, so called) of even date herewith;

WHEREAS, Landlord and Tenant intend the Donation Agreement continue to be in effect during the period of time that the Lease is in effect until the terms of the Donation Agreement are satisfied, it being understood and agreed that an Event of Default (as defined in the Donation Agreement) is an Event of Default under this Lease;

WHEREAS, Tenant desires to lease space in the Complex and Landlord is willing to lease Tenant space in the Complex, upon the terms, conditions, covenants and agreements set forth herein.

NOW, THEREFORE, the parties hereto, intending legally to be bound, hereby covenant and agree as set forth below.

1.	THE PREMISES

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord for the Term (as defined below) and upon the terms, conditions, covenants, and agreements hereinafter provided, the space (the "Premises") that is currently estimated to be 20,144 square feet of rentable area (the "Premises Rentable Square Feet"), which in any event constitutes the entire rentable area of the structure known as the "Music Building" that is located within the Complex. The Premises are labeled as "Scorpion 20,144 SF" on Exhibit "B" attached hereto and made a part hereof. The Lease of the Premises includes the non-exclusive right of Tenant to use, in common with others and in accordance with the Rules and Regulations attached as Exhibit "D", those certain areas (the "Common Areas") and facilities of the Complex which are from time to time provided and designated by Landlord for the use of tenants of the Complex and their employees, clients, customers, licensees and invitees or for use by the public, which facilities and improvements include any and all corridors, foyers, vending areas, bathrooms, electrical and telephone rooms, mechanical rooms, janitorial areas, kitchens, conference / meeting rooms, and other similar facilities of the Complex and any and all grounds, parks, landscaped areas, outside sitting areas, sidewalks, courtyards, walkways, and generally all other improvements located in the Complex that are not the subject of an exclusive lease. Landlord agrees to maintain such Common Areas in good order and condition consistent with other Class-A office building projects in San Antonio, Texas, normal wear and tear excepted, and subject to Landlord’s right to charge the tenants of the Complex for Operating Expenses as outlined in this Lease. Landlord further covenants during the term of this Lease that the Common Areas shall at all times include (subject to temporary closure for routine repair and maintenance) Tenant access to a kitchen area on the Complex that is comparable to or better than the kitchen facilities which exist as of the Effective Date.

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2.	USE OF PREMISES

Tenant will use and occupy the Premises solely for general office, laboratory, research, analytical, and/or biomanufacturing purposes, subject to Applicable Laws (as hereinafter defined); without the prior written consent of Landlord, the Premises will not be used for any other purpose, including any use set forth in Section 50 of this Lease. Without limiting the foregoing: (a) Tenant may utilize the Premises to perform the daily requirements of a large molecule CRO focusing on the underserved market of Immuno-assay, biomarker, CLIA and GMP manufacturing; (b) Tenant may focus its efforts initially on the areas of Bioanalytical (Immuno-Assay, Cell Based Assays, Biomarker Support), Diagnostics (developing a clinical diagnostic assay for another CPRIT company for patient stratification for their Phase III pivotal trial (Luminex); and (c) Tenant may initiate plans for the build out of a CLIA regulated facility to support the implementation of a companion diagnostic for Ovarian Cancer, and Biological Manufacturing (Small scale process development and production of GMP material to support IND, Phase I/II clinical trials). Tenant will not use or occupy the Premises for any unlawful purpose, or for any purpose that will constitute a nuisance under applicable law, and will comply with all present and future laws, ordinances, regulations, and orders of the United States of America, State of Texas, Bexar County, and any other governmental authority having jurisdiction over the Premises ("Applicable Laws").

3.	TERM

The Term (as used herein, so called) of this Lease shall be for a period of one hundred eighty (180) full calendar months commencing on the Lease Commencement Date (as hereinafter defined), plus any partial month from the Lease Commencement Date to the end of the month in which the Lease Commencement Date falls, ending at 11:59 p.m. local time on the last day of the 180th full calendar month following the Lease Commencement Date (the "Lease Expiration Date"), subject to adjustment and earlier termination as provided in this Lease. The initial period of time referenced in the preceding that comprises the Term is the "Initial Term".

3A.	LEASE COMMENCEMENT DATE

The "Lease Commencement Date" is the date on which Landlord delivers the Premises to Tenant with the Lease Improvements and Tenant Improvements (as defined in Exhibit "C" hereto) having achieved Substantial Completion (as defined in Exhibit “C”, attached hereto) (such date being referred to herein as the "Delivery Date"), but not later than December 1, 2022 (the “Outside Deadline”), certified as fully complete by the Architect (as hereinafter defined). If the Lease Commencement Date does not occur prior to the Outside Deadline, Tenant shall be entitled to the sum equivalent to the remaining Basic Rent payment after the application of the Basic Rent Abatement set forth in Section 4.C. below, for each full or partial calendar month after the Outside Deadline that the Lease Improvements and Tenant Improvements have not achieved Substantial Completion, to be paid in the form of a rent abatement in the amount of the then-applicable monthly Basic Rent (prior to application of any abatement) per partial or whole calendar month following the Outside Deadline in which the actual Lease Commencement Date occurs. If permission is given to Tenant to enter into the possession of the Premises (other than to perform the Tenant Improvements (as defined in Exhibit “C”) therein prior to the specified Lease Commencement Date and Tenant actually takes possession of the Premises, Tenant covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this Lease and that the Lease Commencement Date shall occur as of the date that Tenant takes possession of the Premises for manufacturing or otherwise regardless of whether Substantial Completion has been achieved and/or a Certificate of Occupancy has been obtained.

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4.	RENT

Tenant shall pay as rent for the Premises the following amounts as more fully described in Sections 4.A. and 4.D. (each of which shall be considered Rent and all of which are collectively referred to herein as "Rent"):

A.       Basic Rent. Subject to the provisions of Section 4.B. and 4.C., below: (1) The Basic Rent (hereinafter called the "Basic Rent") shall be Six Hundred Four Thousand Three Hundred Twenty and No/100 Dollars ($604,320.00) annually for the first twelve calendar months of the Lease (each, a "Lease Month"), payable in equal monthly installments, in advance, of Fifty Thousand Three Hundred Sixty and No/100 Dollars ($50,360.00), subject to the terms of the following sentence, the first payment to be made on or before the Lease Commencement Date, and each subsequent monthly payment to be made on the first day of each and every calendar month during the Term hereof; and (2) The Rent shall be considered late and subject to penalty if not paid ten days after the applicable due date. If the Term of this Lease begins on a date other than on the first day of a month, or ends on a date other than the last day of a month, Rent for the month of such termination or commencement shall be prorated at the rate of one-thirtieth (1/30th) of the fixed monthly rental for each day, payable in advance.

B.       Basic Rent Escalation. On the first business day of the first full month after the anniversary of the Lease Commencement Date during the Term of the Lease, the Basic Rent for such month and the following eleven calendar months shall be increased by three percent (3%) per annum from the Basic Rent previously in effect. For the avoidance of doubt, the Basic Rent for the Initial Term as follows:

Lease Months (following the Lease Commencement Date and any partial month after the Lease Commencement Date prior to the first full calendar month of the Term)	Annual Basic Rent	Monthly Basic Rent
1-12	$604,320.00	$50,360.00
13-24	$622,449.60	$51,870.80
25-36	$641,123.09	$53,426.92
37-48	$660,356.78	$55,029.73
49-60	$680,167.48	$56,680.62
61-72	$700,572.51	$58,381.04
73-84	$721,589.68	$60,132.47
85-96	$743,237.37	$61,936.45
97-108	$765,534.50	$63,794.54
109-120	$788,500.53	$65,708.38
121-132	$812,155.55	$67,679.63
133-144	$836,520.21	$69,710.02
145-156	$861,615.82	$71,801.32
157-168	$887,464.29	$73,955.36
169-180	$914,088.22	$76,174.02

C.       Basic Rent Abatement. Notwithstanding anything above to the contrary, Landlord hereby agrees to abate Tenant's obligation to pay Tenant's monthly Basic Rent for the first twelve (12) full months following the Lease Commencement Date (the "Abatement Period"), in the amount of Ten Thousand Nine Hundred Eleven and 33/100 Dollars ($10,911.33) per month, for a total of One Hundred Thirty Thousand Nine Hundred and Thirty-Six No/100 Dollars ($130,936.00) (the "Basic Rent Abatement"). During the Abatement Period, Tenant shall still be responsible for the payment of all other monetary obligations under the Lease, including without limitation, the remainder of the Basic Rent, which shall be Thirty-Nine Thousand Four Hundred and Forty-Eight 67/100 Dollars ($39,448.67) per calendar month. If Landlord terminates this Lease prior to the initial Lease Expiration Date due solely to the default of Tenant hereunder, then as a part of the recovery set forth in Section 16 of the Lease, Landlord shall be entitled to the recovery of the Basic Rent Abatement.

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D.       Additional Rent. During the Term, Tenant shall pay Additional Rent (as used herein, so called), which consists of the Tenant’s Share (as hereinafter defined) of Operating Expenses and Taxes. Tenant shall make such payments as set forth in Sections 4.G and 4H, below.

E.       Tenant's Share. The term "Tenant's Share" means: (1) 100% of the Taxes (as hereinafter defined) attributable to the Premises; plus (2) 100% of the Operating Expenses incurred by Landlord solely with respect to the Premises; plus (3) 33.57% of the Taxes (as hereinafter defined) of the Common Areas of the Complex; plus (4) Except as included in Section 4.E.2, 33.57% of the Operating Expenses (as hereinafter defined) of the Complex, which percentages in Section 4.E(3)-(4) are obtained by dividing (a) the Premises Rentable Square Feet as stated above by (b) the Complex Rentable Square Feet as of the Effective Date.

F.       Stipulations. Landlord and Tenant stipulate that the Premises Rentable Square Feet and the Complex Rentable Square Feet set forth above are conclusive and shall be binding upon them during the Term. If, during the Term, any change occurs in either the Premises Rentable Square Feet or the Complex Rentable Square Feet, Tenant's Share shall be adjusted, effective as of the date of such change occurred. provided, however in no event will the Complex Rentable Square Feet for the purpose of calculating Additional Rent in Section 4.D.1 be greater than the amount set forth in Section 4.D.1 above, or will Tenant’s Share in Section 4.E.1 above be greater than 33.57% (although Tenant's Share in Section 4.E.1 may decrease if the Complex Rentable Square Feet increases).

G.       Taxes. For each year during the Term of this Lease, Landlord shall submit to Tenant a statement of the Taxes that are actually assessed by the Bexar County Tax Assessor and within thirty (30) days after receipt of such statement, Tenant shall pay to Landlord, subject to the terms of Section 4.D and 4.E, above, that portion of Additional Rent that consists of Tenant’s Share of Taxes (and, for any partial calendar year after the Lease Commencement Date, Tenant shall be responsible only for remitting to Landlord a pro-rated portion thereof, based on the number of actual days in the calendar year: (1) after the Lease Commencement Date until the end of such year; and (2) prior to the Lease Expiration Date). The termination of this Lease shall not affect the obligations of the Landlord and Tenant pursuant to this Section 4.G to be performed after such termination, but shall be effective only with respect to the period of time that constitutes the Term.

As used in this Lease, the term "Taxes" means taxes, assessments, and governmental charges or fees whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing or by others, subsequently created or otherwise, and any other taxes and assessments (including non-governmental assessments and charges under any restrictive covenant, declaration of covenants, restrictions and easements or other private agreement that are not treated as part of Operating Costs) now or hereafter attributable to the Complex (or its operation), excluding, however, penalties and interest thereon and federal and state taxes on income. Notwithstanding the foregoing to the contrary, in no event shall "Taxes" be deemed to include any franchise, margin, estate, inheritance, or income tax. Taxes shall include reasonable costs of consultants retained in an effort to lower taxes and all costs incurred in disputing any taxes or in seeking to lower the tax valuation of the Complex, but only to the extent actual savings results from such efforts.

H.       Payment of Operating Expenses. Prior to January 1 of each year, or as soon thereafter as practicable, during the Term of this Lease, Landlord shall provide Tenant a good faith projection of Operating Expenses for the coming year, and commencing on January 1 of each year, Tenant shall pay monthly, one-twelfth (1/12) of the Tenant’s Share with respect to the Operating Expenses of operating the Complex that are set forth in Section 4.E.3. Landlord shall, within the period of ninety (90) days (or as soon thereafter as possible) after the close of each calendar year, provide Tenant a statement of such year's actual Operating Expenses with respect thereto. Tenant shall pay Landlord within thirty (30) days of statement receipt Tenant’s Share of the difference, if any, if the actual Operating Expenses was in excess of the projected Operating Expenses. If the projected Operating Expenses exceeded the actual Operating Expenses, Landlord shall refund Tenant’s Share of the excess to Tenant within ten (10) days after such determination is made or, if requested by Tenant, credit such excess against the next monthly installment(s) of Rent thereafter payable by Tenant.

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I.       Definition of Operating Expenses. The term "Operating Expenses" as used herein shall mean all reasonable and necessary expenses, costs and disbursements (but not: (x) specific costs billed to specific tenants; or (y) replacement of capital investment items, except as set forth in Section 4.I.vii, below) which Landlord incurs in connection with the ownership, operation, and maintenance of the Complex and performance of Landlord’s obligations under this Lease, in each case, determined in accordance with sound accounting principles consistently applied, without duplication, including the following costs:

i.	Wages and salaries of the building manager and all employees below the grade of building manager engaged in operating and maintenance or security of the Complex, including taxes, insurance and benefits relating thereto.

ii.	All supplies and materials used in operation and maintenance of the Complex.

iii.	All utilities including surcharges for the Complex, the cost of water, sewer, gas and electricity, if not separately metered to Tenant (but not metered or submetered utilities paid by other tenants).

iv.	All heating, lighting, air conditioning and ventilating of the Complex, if not separately metered to Tenant or other tenants.

v.	Cost of all maintenance and service agreements for the Complex and the equipment therein, including but not limited to security, landscape, irrigation, IT, trash removal, music, energy management services, window cleaning, elevator maintenance (if applicable) and janitorial service (except with respect to replacements that are capital in nature which shall be calculated and allocated as provided for herein).

vi.	Cost of all insurance relating to the Complex, including the cost of casualty and liability insurance applicable to the Complex and Landlord's personal property used in connection therewith.

vii.	Cost of repairs, replacements, and general maintenance (excluding repairs and general maintenance paid by proceeds of insurance or by Tenant or third parties, alterations attributable solely to tenants of the Complex other than Tenant, and replacements that are capital in nature which shall be calculated and allocated as provided for herein).

viii.	The costs of any additional services provided by Landlord in the prudent ownership, service, repair, management, maintenance, and operation of the Complex, except as expressly excluded under this Lease.

ix.	The cost of any capital improvements made to the Complex after the Lease Commencement Date that, in Landlord's reasonable judgment, reduces other operating expenses such as lighting retrofit and installation of energy management systems but only to the extent these capital expenditures result in a reduction of Operating Expenses, as amortized in accordance with sound real estate accounting principles consistently applied, as well as capital improvements made in order to comply with any Law hereafter promulgated by any governmental authority, or any amendment to or any interpretation hereafter rendered with respect to any existing Law that have the effect of changing the legal requirements applicable to the Complex from those currently in effect, as amortized in accordance with sound real estate accounting principles consistently applied.

x.	costs incurred for Landlord’s general corporate overhead and general administrative expenses in an amount not to exceed $100,000.00 per calendar year in the aggregate.

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xi.	costs associated with managing, repairing, maintaining, insuring or operating any parking structure including the cost of payroll for clerks, attendants and other persons, bookkeeping, parking insurance, parking management fees, tickets, striping and uniforms directly incurred in operating the parking garage in an amount not to exceed $85,000.00 per calendar year in the aggregate.

Notwithstanding anything contained in this Lease to the contrary, "Operating Expenses" shall not include costs Landlord incurs or is charged for: (1) Taxes; (2) margin tax costs; (3) leasing, advertising, and promotional costs; (4) any rental and any associated costs, either actual or imputed, for the Landlord’s management or leasing office; (5) relocation or takeover expenses, including, without limitation, lease buy out costs and expenses incurred by Landlord with respect to any space in the Complex; (6) real estate brokerage commissions; (7) attorneys’ fees, other professional fees, entertainment expenses, listing fees, lease concessions and inducements, and other costs related to cleaning, showing, leasing, or making ready leasable space, demolition, construction, and related costs incurred in connection with the alteration and improvement of leasable space for, or in preparation for, occupancy; (8) any costs (including permit, license, and inspection fees) incurred in renovating, improving, decorating, painting, or redecorating leasable space for tenants or other occupants or in vacant space (including the cost of alterations or improvements to the Premises or to the premises of any other tenant or occupant of the Complex), and any cash or other consideration paid by Landlord on account of, with respect to, or in lieu thereof; (9) costs incurred to provide non-building standard goods, services, or other benefits to one or more tenants or occupants of the Building (other than Tenant) without reimbursement; (10) costs incurred to furnish goods and services to any other tenant or occupant to the extent Tenant would be required to pay or reimburse Landlord as a charge separate from, or in addition to, payment of Operating Expenses under the terms of this Lease; (11) costs incurred to provide goods, services, or other benefits to other tenants or occupants for which: (a) Landlord is entitled to reimbursement as an additional charge or rental over and above base rent (including any escalations); or (b) the other tenant or occupant is obligated to pay to a third-party; (12) costs incurred for Landlord’s general corporate overhead and general administrative expenses in excess of $ $100,000.00 per calendar year in the aggregate; (13) costs incurred for wages, salaries, bonuses and other compensation of any officer, executive, or employee of Landlord above the grade of building manager or property manager or for any off-site employees; (14) costs incurred to pay fees or dues, or to make cash or in-kind contributions, for political, charitable, industry association, or similar organizations; (15) costs associated with owning, managing, and operating the entity constituting Landlord, including, without limitation, all costs incurred for: (i) the entity’s tax and financial accounting (but not including the bookkeeping and accounting related to the Complex which shall be properly charged as Operating Expenses); (ii) legal services; (iii) prosecuting or defending any claims or lawsuits with any mortgagee (except to the extent Tenant’s acts or omissions are in issue); (iv) selling, syndicating, financing, mortgaging, or hypothecating Landlord’s interest in the Complex; and (v) disputes between Landlord and its employees, building managers, lenders, contractors, tenants, and other occupants (including Tenant, except as provided in Section 39, below); (16) costs incurred to buy or rent furniture and office equipment for Landlord’s management, security, engineering, or other offices of Landlord its leasing agents, management personnel associated with the Complex; (17) costs (other than routine maintenance costs) of any art work (such as sculptures or paintings) used to decorate the Complex; (18) all compensation paid to clerks, attendants, concierges, or other persons working in or managing commercial concessions operated by Landlord; (19) costs associated with managing, repairing, maintaining, insuring or operating any parking structure including the cost of payroll for clerks, attendants and other persons, bookkeeping, parking insurance, parking management fees, tickets, striping and uniforms directly incurred in operating the parking garage in excess of $85,000.00 per calendar year in the aggregate; (20) costs of installing or, to the extent operational costs exceed those normally incurred for providing general office space, the cost of operating any specialty service, such as an observatory, broadcasting facility, luncheon club, or athletic or recreational club; (21) costs incurred as a result of any breach of any contractual, statutory, tort, or other legal duty by Landlord or its agents to Tenant, to any other tenant, or to any third-party; (22) costs, penalties, and fines incurred by Landlord as a result of the violation by Landlord, or by any other tenant or occupant of the Complex, of Applicable Laws, except reasonable and necessary costs incurred in any successful contest of the alleged violation of Applicable Laws; (23) penalties, interest, or similar charges incurred as a result of any late payment by Landlord, including, without limitation, penalties for late payment of taxes, equipment leases, and other

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amounts owed by Landlord to any third party; (24) payments to any parent, subsidiary, or affiliate of Landlord for services (other than the management fee), or for goods, supplies or other materials, to the extent that the costs of such services, goods, supplies, or materials exceed the cost that would have been paid had the services, goods, supplies or materials been provided by parties unaffiliated with Landlord; (25) contributions to operating expense reserves, tenant improvement reserves, leasing commission reserves, capital improvement reserves, or any other reserve; (26) legal, auditing, consulting and professional fees paid or incurred in connection with negotiations for financings, refinancings, sales, or exchanges of the Complex; (27) payments of principal, interest, defeasance charges, or other charges in connection with any loan secured, in whole or in part, by the Building or the Building and payment of rent under any ground lease; (28) depreciation, amortization, payments on any encumbrances on the Building and the cost of capital improvements or additions; (29) costs incurred to remediate mold or encapsulate, remove, or abate asbestos or hazardous substances present at the Complex as of the effective date of this Lease; (30) costs incurred to correct or repair defects in the construction or design of the Premises or the Complex, to replace any defective equipment or building system serving the foregoing; (31) costs of LEED certification and other green programs or initiatives (32) intentionally omitted; (33) any cost, charge, expense, or liability incurred by Landlord prior to, or which accrued prior to, the Effective Date except as expressly itemized on a schedule to this Lease; (34) Costs and expenses of alterations or capital improvements of the Premises or the premises of other tenants in the Complex; (35) Costs and expenses associated with the operation of the business of the person or entity which constitutes Landlord as the same are distinguished from the costs of operation of the Complex, including accounting and legal matters, costs of defending any lawsuits with any mortgagee (except to the extent the actions of Tenant or any other tenant may be in issue), costs of selling or financing any of Landlord's interest in the Complex and outside fees paid in connection with disputes with other tenants; (36) Legal fees, space planner's fees, real estate brokers' commissions, leasing commissions paid to others and advertising expenses incurred in connection with the original or future leasing of space in the Complex; or (37) any costs paid to Landlord or Landlord’s affiliates for management services that are in excess of the market rates for management services of comparable quality rendered by persons or entities of similar skill, competence and experience.

Landlord and Tenant also agree that Operating Expenses will be "net" only and, for this purpose, Operating Expenses will be reduced by the amounts of any reimbursement, recoupment, payment, discount, credit, reduction, allowance or the like received by Landlord, or to which Landlord is, or may be, entitled, in connection with such operations, including, without limitation: (i) the amount of any discount or rebate given to Landlord or any affiliate of Landlord for goods or services included in Operating Expenses ; (ii) reimbursements received for repairs, replacements, general maintenance, or other Operating Expenses under insurance policies, warranties, or other contracts (including tenant leases); and (iii) any revenue from concessions operated by Landlord (e.g., snack bar).

J.       Examination of Books. Upon reasonable prior notice, Tenant, at its expense, shall have the right during business hours to examine Landlord's books and records relating to Operating Expenses for the Complex for a calendar year in question, for a period of one year following the end of said calendar year. In the event Tenant’s examination reveals Landlord overstated Tenant’s Share in an amount equal to or greater than five percent (5%), Landlord shall pay to Tenant, within thirty (30) days after receipt of an invoice therefor from Tenant, Tenant’s costs and expenses incurred in the performance of said audit. Notwithstanding, if Tenant does not audit Landlord’s books and records within one year following the end of a calendar year, Tenant’s right to audit the Operating Expenses shall lapse and the Operating Expenses shall be deemed final and conclusive for all previous periods, except for the then current year.

K.       Survival of Obligation. Tenant's obligation to pay Operating Expenses during the Term of this Lease shall survive following any termination of this Lease, and Landlord's obligation to refund overpayments to Tenant, shall survive until the later of: (1) one year following the end of the calendar year in which the Operating Expenses were paid; and (2) any audit timely commenced under Subsection 4(J), above.

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L.       Demand; Time. Each of the foregoing amounts of Rent shall be paid to Landlord without demand and without deduction, set-off or counterclaim on the first (1st) day of every month during the Term of this Lease (except for the Basic Rent Abatement pursuant to Section 4.C, the abatement, if any, in the event that the Outside Deadline is not met pursuant to Section 3.A, and the Basic Rent Rebate, if applicable, under Section 4.N, and any abatement to which Tenant is entitled under Section 50). If Landlord shall at any time or times accept Rent after it shall become due and payable, such acceptance shall not excuse a delay upon subsequent occasions, or constitute, or be construed as a waiver of any or all of Landlord's rights hereunder.

M.       Payment of Rent and Additional Rent. In addition to and not in limitation of any other rights and remedies which Landlord may have in case of failure by Tenant to pay any sum of Additional Rent when due, such non-payment shall entitle Landlord to the remedies available to it hereunder for non-payment of Rent. All such charges or expenditures shall be paid to Landlord, at the office of the Landlord, or to such other party or to such other address as Landlord may designate from time to time by written notice to Tenant. Any unpaid Basic Rent or Additional Rent shall accrue interest thereon at the rate of fifteen percent (15%) per annum commencing thirty (30) days after the date it is due. Any Basic Rent or Additional Rent not paid within fifteen (15) days of the date it is due shall be subject to a late charge of five percent (5%) of the unpaid amount to cover the administrative costs of the late payment.

N.       Basic Rent Rebate. Notwithstanding anything herein to the contrary, provided that the Lease is then in effect and that no Event of Default has occurred and is in effect, Landlord hereby agrees to rebate to Tenant the sum of Seventy Thousand and No/100 Dollars ($70,000.00) not later than thirty days after each of the first seven anniversaries of the Lease Commencement Date (each and collectively, the "Basic Rent Rebate"). For example, in connection with the previous sentence, if the first anniversary of the Lease Commencement Date is February 1, 2023, Tenant would be entitled to a rebate of Seventy Thousand and No/100 Dollars ($70,000.00) on March 2, 2023. If Landlord terminates this Lease prior to the initial Lease Expiration Date due solely to the default of Tenant hereunder, then as part of the recovery set forth in Section 16 of the Lease, Landlord shall be entitled to the recovery of the total of the Basic Rent Rebate(s) that were rebated to Tenant under the provisions of this Section 4.N. If Tenant is entitled to the foregoing Basic Rent Rebate, but Landlord does not furnish same in a timely manner, Tenant may deduct that year's Basic Rent Rebate from the succeeding month's payment(s) of Basic Rent, until the Basic Rent Rebate for that year has been expended.

5.	UPKEEP OF PREMISES; UPKEEP OF COMPLEX

Except for any obligation of Landlord with respect to the Premises, Tenant will keep the Premises and fixtures and Tenant's equipment therein in clean and safe condition, will take good care thereof, will suffer no waste or injury thereto, and will at the expiration or other termination of the Term of this Lease, surrender the same broom clean in the same order and condition in which they are on the Lease Commencement Date, ordinary wear and tear, casualty, condemnation, and other unavoidable damage excepted. All injury to the Premises or the Complex of which they are a part, caused by moving property of Tenant's into, in or out of said Complex and all breakage done by Tenant, or the agents, servants, employees, and visitors of Tenant shall be repaired by Tenant at expense of Tenant. In the event Tenant shall fail to do so, then Landlord shall have the right to make such reasonably necessary repairs, alterations and replacements, structural or otherwise and any charge or cost so reasonably incurred by Landlord shall be paid by Tenant with the right on the part of Landlord to elect in its discretion to regard the same as Additional Rent, in which event, such cost or charge shall become Additional Rent payable with the installment of Rent next becoming due or thereafter falling due under the terms of this Lease.

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Landlord shall pay for and make the following repairs as and when reasonably necessary and shall keep all Common Areas and Complex systems in good order, condition, and repair (subject to the right to charge any tenants of the Complex for any portion of same that are Operating Expenses defined above): (1) structural repairs to the Premises and Common Areas; and (2) repairs required in order to provide any services to be furnished by Landlord pursuant to this Lease (including with respect to the Common Areas); and (3) repairs to the windows and roof of the Premises. If a repair which is Landlord's responsibility is necessitated by an act or omission of Tenant or its agents, Landlord shall make the repair, and Tenant shall reimburse Landlord promptly for the cost of the repair. Tenant shall promptly notify Landlord of any condition needing repair which is Landlord's responsibility under this Section and to which Tenant has actual knowledge. Tenant, at its sole cost and expense, shall maintain in good order, condition and repair, all portions of the Premises not specifically designated as Landlord’s duty in this paragraph, including but not limited to the HVAC, plumbing, wiring, glazing, interior doors, floors, ceilings, interior walls and the interior surface of exterior walls, fixtures, lighting, fire protection and alarm systems, equipment and signs. Provided that such activities are Operating Expenses within the terms and conditions of this Lease, Tenant shall reimburse Landlord for the foregoing as part of Tenant's payments of Additional Rent, subject to the terms thereof.

6.	MECHANIC'S LIENS

If any mechanic's or materialmen's lien is filed against the Premises, the Complex and/or the land for work claimed to have been done for, or materials claimed to have been furnished to Tenant or its subtenants (except for work performed by or at the request of Landlord in furtherance of Landlord's obligations under this Lease), such lien shall be discharged by Tenant within thirty (30) days after the Tenant receives written notice of such lien, at Tenant's sole cost and expense by the payment thereof or by filing any bond required by Applicable Law. If Tenant shall fail to discharge any such mechanic's or materialmen's lien, Landlord may, at its option, discharge the same and treat the cost thereof as Additional Rent payable with the monthly installment of Rent next becoming due; it being hereby expressly covenanted and agreed that such discharge by Landlord shall not be deemed to waive or release the default of Tenant in not discharging the same. It is further understood and agreed that in the event Landlord shall give its written consent to Tenant's making any such Alterations (as defined below) pursuant to Section 7 below, such written consent shall not be deemed to be an agreement or consent by Landlord to subject Landlord's interest in the Premises, the Complex or the land to any mechanic's or materialmen's liens which may be filed in respect of any such Alterations made by or on behalf of Tenant.

7.	TENANT ALTERATIONS

A.       Alterations. Landlord shall construct all of the Lease Improvements and Tenant Improvements, as defined in Exhibit “C”. Landlord shall pay an amount not to exceed Two Million Three Hundred and Sixty-Three Thousand Two Hundred Fifty and No/100 Dollars ($2,363,250.00) for the Tenant Improvements (the "Landlord Cap"). Tenant shall pay the cost of the Tenant Improvements in excess of the Landlord Cap, if any. Any costs of the Tenant Improvements over the Landlord Cap will, at the request of Tenant, up to One Million Five Hundred and Seventy-Five Thousand Five Hundred and No/100 Dollars ($1,575,500.00), be funded by Landlord and the amount shall be amortized over the Term at an interest rate of 0% per annum and such amortization amount shall be included by Tenant as a payment to Landlord along with the monthly Basic Rent payment (the "TI Deferred Payment"). The Lease Improvements and Tenant Improvements shall be performed by Landlord in accordance with Exhibit "C" attached hereto. Tenant will not make or permit anyone to make any material alterations, decorations, additions or improvements, structural or otherwise, in or to the Premises or the Complex, without the prior written consent of Landlord ("Alterations"), which shall not be unreasonably withheld, delayed, denied, or conditioned. All of such Alterations must conform to all applicable rules and regulations established from time to time by the Underwriters' Association of the local area and conform to all applicable requirements of the Federal, state and local governments, including any requirements or approvals set forth in Section 50 of this Lease. When granting its consent, Landlord may impose any conditions it deems reasonably appropriate, including, without limitation, approval of plans and specifications, selection of contractor and obtaining of specified insurance, provided the foregoing conditions are reasonable in nature.

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B.       Property of Landlord. All alterations, installations, changes, replacements, attached equipment, laboratory casework, built-in cabinet work sinks and related plumbing fixtures, laboratory benches, exterior venting fume hoods, additions to, or improvements in, including wall-to-wall carpet, upon the Premises (whether with or without the prior written consent of Landlord) shall, at the election of the Landlord (which election Landlord shall deliver in writing to Tenant at least 120 days prior to the expiration of the Term; and, if Landlord does not timely deliver such election to Tenant, Landlord will be deemed to have elected to waive its rights to designate property to be retained under this Section 7.B), remain upon the Premises, become property of the Landlord, and be surrendered with the Premises at the expiration or termination of this Lease or upon expiration of any renewal period hereof without disturbance, molestation or injury; provided, however, that if Tenant is not then in default in the performance of any of its obligations under this Lease, Tenant shall have the right (but not the obligation) to remove, during the 90-day period prior to the Lease Expiration Date, any of the foregoing items which Landlord does not wish to retain (or which Landlord is deemed to have waived its right to retain), together with all of Tenant's movable furniture, movable furnishings, or movable equipment, or trade fixtures purchased by Tenant at its sole cost and expense and within the Premises, at the expense of Tenant. If Tenant elects to so remove any such items from the Premises, Tenant agrees to repair all material damage to the Premises and the fixtures, appurtenances and equipment of the Landlord therein, and to the Complex caused by the Tenant's removal of its furniture, fixtures, equipment, machinery and the like and the removal of any improvements or alterations. Should the Tenant fail to repair all the above referred to damage, then, and in such event, the Landlord may repair the said damage at the Tenant's expense and the Tenant hereby agrees to reimburse the Landlord for such expense within 10 business days follow receipt of demand therefor.

Notwithstanding anything contained in this Lease to the contrary, Tenant shall have the exclusive use of the furniture, fixtures and equipment (“FF&E”) as more particularly described in the Donation Agreement; the FF&E shall not be removed or used in another location (but may be removed by Tenant from the Premises in the same manner as other property which Tenant is entitled to remove under this Section 7.B during the final 90 days of the Term).

C.       Indemnification. Tenant will indemnify and hold Landlord, Landlord's mortgagees, and their respective employees, agents, tenants, invitees, licensees, affiliates, partners, members, shareholders, and principals (each a "Landlord Indemnified Party" and collectively, the "Landlord Indemnified Parties") harmless from and against any and all losses, liability, expenses, liens, claims or damages (each, a “Loss”) to person or property which occur during the Term of this Lease as a direct result of Tenant's alterations, decorations, additions or improvements, including without limitation, the Tenant Improvements or any Alteration, except to the extent any such Loss is caused by Landlord’s breach of its maintenance obligations under Section 5 of this Lease or Landlord’s willful misconduct. If any such alteration, decoration, addition or improvement is made without the prior written consent of Landlord and such Alteration is not permitted under this Lease, Landlord may correct or remove the same, and Tenant shall be liable for any and all reasonable expenses incurred by Landlord in the performance of this work.

8.	SERVICES

Landlord shall furnish to Tenant during the Term of the Lease hot and cold water, electric current adequate for Tenant's proposed use of the Premises, and sanitary sewer services at those points of supply up to the demarcation of the Premises as set forth on Plans and Specifications (as hereinafter defined). Notwithstanding the foregoing, Landlord shall not be liable for failure to furnish or for suspension or delay in furnishing any of such services under this Section 8 caused by breakdown that is outside of Landlord's reasonable control, maintenance or repair work (to the extent outside of Landlord's reasonable control) or strike, riot, civil commotion, natural disaster, or pandemic. If, however, Tenant is prevented from using, and does not use, the Premises or access thereto because of the unavailability of any such service for a period of three (3) consecutive business days and such unavailability was within Landlord’s reasonable control, then Tenant shall, as its exclusive remedy be entitled to abatement of Basic Rent and Additional Rent for each day that Tenant is so prevented from using or accessing the Premises. Tenant shall be responsible for obtaining its own separately metered electricity, telephone, internet, and other desired services.

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9.	INSPECTION

Tenant will permit Landlord, or its agents or other representatives to enter the Premises with three (3) days written notice to Tenant except in the case of an emergency when Landlord may enter without notice and without charge therefor to Landlord and without diminution of the Rent payable by Tenant to examine, inspect and protect the Premises and the Complex and to make such alterations and/or repairs as in the judgment of the Landlord may be deemed reasonably necessary, or to exhibit the same to prospective tenants or purchasers during the Term of this Lease. Written notice shall include the names, employer, and purpose of the entry. Landlord acknowledges that the Premises must comply with various federal security requirements and that Tenant may prescribe additional requirements to comply with federal laws and maintain the integrity of the laboratory and other facilities within the Premises; Landlord shall comply with the foregoing at Tenant’s expense prior to entering the Premises.

10.	DAMAGE TO THE PREMISES OR COMPLEX

If a portion of the Premises or Complex shall be damaged by fire or other cause (a "Casualty"), Landlord shall, within 60 days after such Casualty, deliver to Tenant a good faith estimate (the "Damage Notice") of the time needed to repair the damage caused by such Casualty use best efforts to repair such damage at the expense of the Landlord.

A.        Tenant’s Rights. If the Premises or the Complex are damaged by Casualty such that Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty and Landlord reasonably estimates that the damage caused thereby for which Landlord is responsible to repair under this Lease pursuant to Section 10.C below cannot be repaired within 270 days after the commencement of repairs (the "Repair Period"), then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within 30 days after the Damage Notice has been delivered to Tenant.

B.       Landlord’s Rights. If a Casualty occurs and (1) Landlord estimates that the damage cannot be repaired within the Repair Period, (2) the damage exceeds 50% of the replacement cost thereof (excluding foundations and footings), as estimated by Landlord, and such damage occurs during the last two years of the Term, (3) regardless of the extent of damage, the damage is not fully covered by Landlord’s insurance policies or Landlord makes a good faith determination, after considering the availability of insurance proceeds, that restoring the damage would be uneconomical, or (4) Landlord is required to pay any insurance proceeds arising out of the Casualty to Landlord’s mortgagee, then Landlord may terminate this Lease by giving written notice of its election to terminate within 30 days after the Damage Notice has been delivered to Tenant.

C.       Repair Obligation. If neither party elects to terminate this Lease following a Casualty, then Landlord shall, within a reasonable time after such Casualty, begin to repair the Premises and shall proceed with reasonable diligence to restore the Premises to substantially the same condition as they existed immediately before such Casualty; however, except for the Landlord Work, Landlord shall not be required to repair or replace any improvements, alterations or betterments within the Premises (which shall be promptly and with due diligence repaired and restored by Tenant at Tenant’s sole cost and expense) or any furniture, equipment, trade fixtures or personal property of Tenant or others in the Premises or the Complex, and Landlord’s obligation to repair or restore the Premises shall be limited to the extent of the insurance proceeds actually received by Landlord for the Casualty in question. Landlord shall be entitled to the full proceeds of the insurance policies providing coverage for all alterations, improvements and betterments in the Premises (and, if Tenant has failed to maintain insurance on such items as required by this Lease, Tenant shall pay Landlord an amount equal to the proceeds Landlord would have received had Tenant maintained insurance on such items as required by this Lease); for the avoidance of doubt, notwithstanding anything contained herein to the contrary, Tenant shall be entitled to the full proceeds of the insurance policies that Tenant maintains under Section 11.D, below.

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D.       Abatement of Rent. If the Premises are damaged by Casualty, Basic Rent and Additional Rent for the portion of the Premises rendered untenantable by the damage shall be abated on a reasonable basis from the date of damage until the earlier of (1) completion of Landlord’s repairs, (2) the date upon which completion of Landlord’s repairs would have occurred but for delays caused by Tenant Parties, or (3) the date of termination of this Lease by Landlord or Tenant as provided above, as the case may be, unless a Tenant Party caused such damage, in which case, Tenant shall continue to pay Basic Rent and Additional Rent without abatement. In the event that damage to the Premises or to the Complex is caused by the negligence or willful misconduct of Tenant or its agents, employees or invitees, any cost or expense reasonably incurred by Landlord to repair or restore the Premises or the Complex which is not covered by insurance shall be paid by Tenant, in which event such cost and expense shall become Additional Rent payable with the installment of Rent next becoming due under the Terms of this Lease.

11.	INSURANCE

A.       Insurance Rating. Except as permitted in Section 2, Tenant will not conduct or permit to be conducted, any activity, or place any equipment, material, chemical, fluid or substance outside of the Premises which will in any way increase the rate of fire insurance or other insurance on the Complex (unless the rate of fire insurance increases only with respect to the Premises and Tenant satisfies such increased premium); if any increase in the rate of fire insurance or other insurance is stated by any insurance company or by the applicable Insurance Rating Bureau to be due to any activity or equipment of Tenant in or about the Premises that is not permitted under this Lease (and the increase in the premium for such policy is not paid by Tenant under its policy), such statement shall be conclusive evidence that the increase in such rate is due to such activity or equipment and as a result thereof, Tenant shall be liable for such increase and shall reimburse Landlord therefor upon demand and any such sum shall be considered Additional Rent payable hereunder.

B.       General Requirements. In all insurance policies carried by Tenant pursuant to the requirements of this Lease, Tenant shall name Landlord and Landlord's management agent, if any, as an additional insured, as their interests may appear, and shall contain an endorsement that such policy shall remain in full force and effect notwithstanding that the insured has waived his right of action against any party prior to the occurrence of a loss. Each policy shall contain an endorsement that will prohibit its cancellation prior to the expiration of thirty (30) days after notice of such proposed cancellation to Landlord. All such insurance policies shall be written as primary and non-contributory. Tenant shall provide Landlord with Certificates of Insurance evidencing the coverages required under this Lease prior to the occupancy and at least annually thereafter. Each policy shall be with a company or companies licensed to do business in the State of Texas and approved by Landlord and having a Best Rating of at least "A:VIII". Tenant shall promptly notify Landlord of the cancellation of any insurance required to be carried by Tenant hereunder. If Tenant fails to maintain any insurance required by this Section 11, Landlord may obtain such insurance, and any premium paid by Landlord shall be immediately payable by Tenant to Landlord as Additional Rent. Tenant shall require any permitted sublessee or assignee of the Premises pursuant to this Lease to comply with the requirements of this Section 11.

C.       Liability Insurance. Throughout the term, Tenant shall carry commercial general liability insurance, including contractual liability, public liability and property injury, and products and completed operations liability, with limits of at least One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000) aggregate for Tenant’s activities in the Premises, in a form providing occurrence basis coverage, in a form providing occurrence basis coverage.

D.       Other Insurance. Tenant shall carry an all-risk policy of insurance covering any insurable interest that Tenant may have in the Premises or in any equipment serving the Premises, Tenant's leasehold improvements, trade fixtures, equipment and personal property kept at the Premises or elsewhere in the Complex, in an amount not less than the full replacement cost of such items. Tenant shall carry an umbrella insurance policy with limits of at least Five Million Dollars ($5,000,000) per occurrence and Five Million Dollars ($5,000,000) aggregate. Tenant shall obtain and maintain Worker’s Compensation insurance and Employer’s Liability coverage to cover obligations imposed by federal and state law covering all of Tenant’s employees, including statutory benefits outlined in the Texas Workers’ Compensation Act and minimum policy limits for Employer’s Liability of at least Two Hundred Fifty Thousand Dollars ($250,000) bodily injury per accident, Five Hundred Thousand Dollars ($500,000) bodily injury disease policy limit and Two Hundred Fifty Thousand Dollars ($250,000) per disease per employee.

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E.       Waiver of Subrogation. The Landlord and the Tenant each hereby waives its right of recovery against the other and each releases the other from any claim arising out of loss, damage or destruction to the Complex, Premises, or contents thereon or therein, to the extent its property is covered by a policy of insurance, whether or not such loss, damage or destruction may be attributable to the negligence of either party or its respective agent, visitor, contractor, servant or employee. Each policy shall include a waiver of the insurer's rights of subrogation against the party hereto who is not the insured under said policy.

F.       Landlord’s Insurance.

i.	Property Insurance. From and after the date of this Lease, Landlord will carry a policy or policies of all risk extended coverage insurance covering the Complex (excluding property required to be insured by Tenant) endorsed to provide replacement cost coverage and providing protection against perils included within the standard Texas form of fire and extended coverage insurance policy, together with insurance against sprinkler damage, vandalism, malicious mischief and such other risks as Landlord may from time to time determine and with any such deductibles as Landlord may from time to time determine, in its commercially reasonable discretion.

ii.	Commercial General Liability Insurance. Landlord will carry Commercial General Liability policy or policies covering the Complex against claims for personal or bodily injury, or death, or property damage resulting from the negligence of the Landlord or property manager or their agents, occurring upon, in or about the Complex to afford protection to the limit of not less than $2,000,000 per occurrence, and $2,000,000 annual aggregate or such limits and umbrella coverage as Landlord my determine in its commercially reasonable discretion. This insurance coverage shall extend to any liability of Landlord arising out of this Lease.

iii.	Other Requirements. Any insurance provided for in this Section 7.3 may be effected by a policy or policies of blanket insurance covering additional items or locations or assureds, provided that the requirements of this Section 7.3 are otherwise satisfied. Tenant shall have no rights in any policy or policies maintained by Landlord.

12.	CONDEMNATION

If all or a substantial part of the Premises (or use or occupancy of the Premises) shall be taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose (including sale under threat of such a taking), then the Term of this Lease shall cease and terminate as of the date when title vests in such governmental or quasi-governmental authority, and the Rent shall be abated on the date when such title vests in such governmental or quasi-governmental authority. If less than a substantial part of the Premises is taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose (including sale under threat of such a taking), Tenant may terminate this Lease only if, in its commercially reasonable opinion, its use of the Premises will be materially adversely affected by such taking. If this Lease does not terminate pursuant to the terms of this Section 12, the Rent shall be equitably adjusted (on the basis of the number of square feet of the Premises (and, as applicable, in the Complex) subject to the Lease before and after such event) on the date when title vests in such governmental or quasi-governmental authority and the Lease shall otherwise continue in full force and effect. Tenant shall have no claim against Landlord (or otherwise) and hereby agrees to make no claim against the condemning authority for any portion of the amount that may be awarded as damage as a result of any governmental or quasi-governmental taking or condemnation (or sale under threat of such taking or condemnation) for the value of any expired or unexpired Term of the Lease except for the cost of the portion of the Tenant Improvements made by and paid for by Tenant (it being understood and agreed that the portion of Tenant Improvements paid for by Tenant, for the purpose of allocating condemnation proceeds hereunder, shall not include the portion paid for by Landlord as part of the “Landlord Cap” or that portion of the TI Deferred Payment that has not been repaid to Landlord by Tenant; provided, however, that any recovery by Landlord of condemnation proceeds for Lease Improvements or Tenant Improvements

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that were paid for by Landlord as part of the “TI Deferred Payment” shall relieve Tenant from repaying Landlord for such amounts that would have otherwise been due from Tenant to Landlord under Section 7A hereof), together with any payments made by Tenant to Landlord in connection with any modular structures placed on the Premises. Tenant may, if allowed by statute, also seek such awards or damages for moving expenses, loss of profits (provided that, with respect to recovery of loss of profits, that Landlord’s recovery is not diminished thereby) and fixtures and other equipment installed by it which do not, under the Terms of this Lease, become the property of the Landlord at the termination hereof. Such awards or damages must be made by a condemnation court or other authority and must be separate and distinct from award to Landlord and shall not diminish any award of the Landlord. For purposes of this Section 12, a substantial part of the Premises shall be considered to have been taken if more than fifty percent (50%) of the Premises are unusable by Tenant as a direct result of such taking.

13.	SIGNS

Tenant has the right to erect signage on the Music Building and/or landscaped portion of the Common Area within or adjoining the Premises, subject to local ordinance, at Tenant’s sole cost and expense, and in accordance with those commercially reasonable specifications to be established by Landlord regarding signage within the Complex. If allowed by the Historic Design Review Commission, Tenant shall have the right to install a sign facing Houston Street and the plaza, provided that the design of same meets Landlord’s commercial reasonable sign specifications. Landlord shall have the right to prohibit any other advertisement of Tenant which in its reasonable opinion tends to impair the reputation of the Complex or its desirability as a high-quality Complex for offices, and upon written notice from Landlord, Tenant shall immediately refrain from and discontinue any such advertisement.

14.	HAZARDOUS MATERIALS

Tenant shall not cause or knowingly permit any Hazardous Materials (as defined below) to be brought upon, kept or used in or about the Premises or the Complex in violation of Applicable Laws by Tenant or its employees, agents, contractors or invitees (collectively, “Tenant Parties”). Tenant shall indemnify, save, defend (at Landlord's option and with counsel reasonably acceptable to Landlord) and hold the Landlord Indemnified Parties harmless from and against any and all losses, liability, claims, damages, expenses and causes of action ("Claims") that are a direct result of the presence of any Hazardous Materials in, on, under or about the Complex, any portion thereof, or any adjacent property, to the extent caused by Tenant Parties. This indemnification by Tenant includes reasonable costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work required by any governmental or quasi-governmental authority because of the foregoing breach by Tenant which caused Hazardous Materials to be present in the air, soil or groundwater above, on or under or about the Complex in a manner that violates Applicable Laws and which was above levels that were present prior to the Effective Date hereof. Without limiting the foregoing, if the presence of any Hazardous Materials in, on, under or about the Complex, any portion thereof, or any adjacent property, which is caused or knowingly permitted by Tenant results in any contamination of the Complex, any portion thereof or any adjacent property, then Tenant shall promptly take all actions at its sole cost and expense as are reasonably necessary to return the Complex, any portion thereof or any adjacent property to its respective condition existing prior to the time of such contamination (or, if such mitigation is not practicable, then to such level as is in compliance with Applicable Laws); provided that Landlord's written approval of such action shall first be obtained, which approval Landlord shall not unreasonably withhold.

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A.       Landlord acknowledges that it is not the intent of this Section to prohibit Tenant from operating its business for the use permitted by Section 2. Tenant may operate its business according to the custom of Tenant's industry, which includes the operation of a BSL-2 laboratory, so long as the use or presence of Hazardous Materials is strictly and properly monitored in accordance with Applicable Laws. As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, attached Exhibit "E" illustrates the substances the Tenant intends to have in the space during the term of the lease. Tenant agrees (a) this list identifying each type of Hazardous Material is to be present at the Premises that is subject to regulations under any environmental Applicable Laws, and may be updated periodically by Tenant; (b) a list of any and all approvals or permits from governmental or quasi-governmental authorities required in connection with the presence of such Hazardous Material shall be kept at or be made accessible from the Premises, and (c) correct and complete copies of (i) notices of violations of Applicable Laws related to Hazardous Materials and (ii) plans relating to the installation of any storage tanks to be installed in, on, under or about the Complex (provided that installation of storage tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent Landlord may withhold in its sole and absolute discretion) and closure plans or any other documents required by any and all governmental or quasi-governmental authorities for any storage tanks installed in, on, under or above the Complex for the closure of any such storage tanks (collectively, "Hazardous Materials Documents") shall be provided to Landlord by Tenant pursuant to the following sentence. Tenant shall deliver to Landlord updated Hazardous Materials Documents (a) no later than thirty (30) days prior to the initial occupancy of any portion of the Premises or the initial placement of equipment anywhere at the Complex, (b) if there are any changes to the Hazardous Materials Documents, annually thereafter no later than December 31st of each year, and (c) thirty (30) days prior to the initiation by Tenant of any Alterations or changes in Tenant's business that involve any material increase in the types or amounts of Hazardous Materials. For each type of Hazardous Material listed, the Hazardous Materials Documents shall include (i) the chemical names, (ii) the material state (e.g., solid, liquid, gas or cryogen), (ii) the concentration, (iv) the storage amount and storage condition (e.g., in cabinets or not in cabinets), (v) the use amount and use condition (e.g., open use or closed use), (vi) the location (e.g., room number or other identification) and (vii) if known, the chemical abstract service number. Notwithstanding anything in this Section to the contrary, Tenant shall not be required to provide Landlord with any Hazardous Materials Documents containing information of a proprietary nature, which Hazardous Materials Documents, in and of themselves, do not contain a reference to any Hazardous Materials or activities related to Hazardous Materials. Landlord may, at Landlord's expense, cause the Hazardous Materials Documents to be reviewed by a person or firm qualified to analyze Hazardous Materials to confirm compliance with the provisions of this Lease and with Applicable Laws. In the event that a review of the Hazardous Materials Documents indicates non-compliance with this Lease or Applicable Laws, Tenant shall, at its expense, diligently take steps to bring its storage and use of Hazardous Materials into compliance.

B.       Notwithstanding the provisions of this Section 14, if (a) Tenant or any proposed transferee, assignee, or sublessee of Tenant has been required by any prior landlord, lender, mortgagee, or governmental or quasi-governmental authority to take material remedial action in connection with Hazardous Materials contaminating a property if the contamination resulted from such party's action or omission or use of the property in question, or (b) Tenant or any proposed transferee, assignee or sublessee is subject to a material enforcement order issued by any governmental or quasi-governmental authority in connection with the use, disposal or storage of Hazardous Materials, then Landlord shall have the right to terminate this Lease in Landlord's sole and absolute discretion (with respect to any such matter involving Tenant), and it shall not be unreasonable for Landlord to withhold its consent to any proposed transfer, assignment, or subletting (with respect to any such matter involving a proposed transferee, assignee or sublessee).

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C.       At any time, and from time to time, prior to the expiration of the Term, Landlord shall have the right, at Landlord’s sole cost and expense, to conduct appropriate tests of the Complex or any portion thereof, including without limitation the Premises, to investigate whether Hazardous Materials are present or that contamination has occurred due to Tenant or Tenant's employees, agents, contractors or invitees. Notwithstanding the preceding sentence to the contrary, Tenant shall pay all reasonable cost of such test if such test reveals that Hazardous Materials exists at the Complex in violation of this Lease.

D.       During the Term, Tenant shall promptly report to Landlord any actual or suspected presence of mold or water intrusion at the Premises of which Tenant obtains actual knowledge.

E.       Tenant's indemnification obligations under this Section shall survive the expiration or earlier termination of the lease. During any period of time needed by Tenant or Landlord after the termination of this Lease to complete the removal from the Premises of any such Hazardous Materials, Tenant shall be deemed a holdover tenant and subject to the provisions of Section 17 below.

F.       As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material or waste that is or becomes regulated by any governmental or quasi-governmental authority.

15.	SURRENDER

A.       At least ten (10) days prior to Tenant's surrender of possession of any part of the Premises, Tenant shall provide Landlord with (a) a facility decommissioning and Hazardous Materials closure plan for the Premises ("Exit Survey") prepared by an independent third party reasonably acceptable to Landlord, (b) written evidence of all appropriate governmental releases obtained by Tenant in accordance with Applicable Laws, including laws pertaining to the surrender of the Premises, and (c) proof that the Premises have been decommissioned in accordance with American National Standards Institute ("ANSI" Publication Z9.11-2008 (entitled "Laboratory Decommissioning") or any successor standard published by ANSI or any successor organization (or, if ANSI and it successors no longer exit, a similar entity publishing similar standards). In addition, Tenant agrees to remain responsible after the surrender of the Premises for the remediation of any recognized environmental conditions (including without limitation, Hazardous Materials) set forth in the Exit Survey. Tenant's obligations under this Section shall survive the expiration or earlier termination of the Lease.

B.       No surrender of possession of any part of the Premises shall release Tenant from any of its obligations hereunder, unless such surrender is accepted in writing by Landlord.

C.       The voluntary or other surrender of this Lease by Tenant shall not effect a merger with Landlord's fee title or leasehold interest in the Premises or the Complex, unless Landlord consents in writing, which shall not be unreasonably withheld, delayed, denied, or conditioned, and shall, at Landlord's option, operate as an assignment to Landlord of any or all subleases. The voluntary or other surrender of any ground or other underlying lease that now exists or may hereafter be executed affecting the Complex, or a mutual cancellation thereof or of Landlord's interest therein by Landlord and its lessor shall not effect a merger with Landlord's fee title or leasehold interest in the Premises or the Complex.

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16.	DEFAULT OF TENANT

A.       Events of Default. If Tenant shall (i) fail to pay any monthly installment of Rent (as required by Section 4 or any other provision of this Lease) as and when due or shall fail to timely make any other payment required by the terms and provisions hereof and such failure shall continue for a period of ten (10) days after Tenant receives written notice thereof from Landlord (provided that Landlord shall not be required to provide written notice thereof more than twice in any rolling 12-month period) or, if Landlord is not required to give such notice because it has already done so in a particular rolling 12-month period, and such failure continues for a period of ten (10) days after the due date thereof; (ii) violate or fail to perform any of the other terms, conditions, covenants or agreements herein made by Tenant (or in the Work Letter) and such other violation or failure shall continue for a period of ten (10) days after written notice thereof to Tenant by Landlord (or if such obligation is not reasonably capable of being performed within such 10-day period, if Tenant fails to commence the cure thereof and diligently pursue such cure); (iii) intentionally deleted; or (iv) make or consent to an assignment for the benefit of creditors or a common law composition of creditors, or a receiver of Tenant's assets is appointed, or Tenant files a voluntary petition in any bankruptcy or insolvency proceeding, or an involuntary petition in any bankruptcy or insolvency proceeding is filed against Tenant and not discharged by Tenant within one hundred twenty (120) days, or Tenant is adjudicated a bankrupt, then in any of the foregoing events (each, an "Event of Default"), Landlord shall be entitled to elect from the following remedies:

i.	Landlord may terminate this Lease by giving Tenant written notice thereof, in which event this Lease and the leasehold estate hereby created and all interest of Tenant and all parties claiming by, through or under Tenant shall automatically terminate upon the effective date of such notice. If Landlord elects to so terminate this Lease, everything contained in this Lease on the part of Landlord to be done and performed shall cease without prejudice, however, to the right of Landlord to recover from Tenant all Rent and any other sums accrued up to the time of termination or the date on which Tenant actually vacates the Premises, whichever is later.

Should Landlord terminate this Lease due to an Event of Default, Landlord may elect, as its sole remedy: (i) to accelerate the Basic Rent due hereunder to the end of the Term hereof, discounted to present value at a per annum rate equal to eight percent (8%), minus the then-present fair rental value of the Premises for such period, similarly discounted; (ii) to recover possession of the Premises, by force, summary proceedings, or otherwise or (iii) to relet the Premises for such Rent and upon such terms as are not unreasonable under the circumstances and, Tenant shall be liable for all direct, out of pocket damages sustained by Landlord, including, without limitation, deficiency (if any) in Basic Rent between what Tenant was obligated to pay as Basic Rent under this Lease and the basic rent actually collected by Landlord, reasonable attorneys' fees incurred by Landlord against Tenant, brokerage fees, and expenses of removing Alterations that were not approved by Landlord and reasonable expenses of placing the Premises in rentable condition that comparable with that which existed on the Effective Date.

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ii.	Landlord may terminate Tenant’s right to possession of the Premises and enjoyment of the rent, issues and profits therefrom without terminating this Lease or the leasehold estate created hereby, re-enter and take possession of the Premises and remove all persons and property therefrom with or without process of law, without being deemed guilty of any manner of trespass and without prejudice to any remedies for arrears of Rent or existing breaches hereof, and lease, manage and operate the Premises and collect the rents, issues and profits therefrom all for the account of Tenant, and credit to the satisfaction of Tenant’s obligations hereunder the net rental thus received (after deducting therefrom all reasonable costs and expenses of repossessing, leasing, managing and operating the Premises). Tenant shall continue to remain liable to Landlord for all obligations under this Lease, including without limitation, the Rent (subject to any offset for reletting). If the net rental so received by Landlord exceeds the amounts necessary to satisfy all of Tenant’s obligations under this Lease, nevertheless Landlord shall retain such excess. If Landlord elects to proceed under this Section, it may at any time thereafter elect to terminate this Lease as provided in Section 16Ai. Any damage or loss of Rent sustained by Landlord may be recovered by Landlord at the time of an Event of Default, or at Landlord's option, at the time of the reletting, or in separate actions, from time to time, as said damage shall have been made more easily ascertainable by successive relettings, or, at Landlord's option, may be deferred until the expiration of the Term of this Lease, in which event Tenant hereby agrees that the cause of action shall not be deemed to have occurred until the date of expiration of said Term. Landlord shall use commercially reasonable efforts to mitigate its damages resulting from an Event of Default. However, provided that Landlord uses commercially reasonable efforts to relet the Premises, in no event shall Landlord be liable for failure to so lease, manage or operate the Premises or collect the rentals due under any subleases and any such failure shall not reduce Tenant’s liability hereunder.

B.       Waiver. If, under the provisions hereof, Landlord shall institute proceedings against Tenant and a compromise or settlement thereof shall be made, the same shall not constitute a waiver of any other covenant, condition or agreement herein contained, nor of any of Landlord's rights hereunder, except to the extent covered by such settlement. No waiver by Landlord of any breach of any covenant, condition or agreement herein contained shall operate as a waiver of such covenant, condition or agreement itself, or of any subsequent breach thereof. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Rent, nor shall any endorsement or statement on any check or letter accompanying a check for payment of Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or to pursue any other remedy provided in this Lease. No re-entry by Landlord, and no acceptance by Landlord of keys from Tenant, shall be considered an acceptance or a surrender of the Lease.

C.       Right of Landlord to Cure Tenant's Default. Upon the occurrence of an Event of Default, Landlord may, but shall not be required to, make such payment or do such act, and charge the amount of the expense thereof, if made or done by Landlord, with interest thereon at the rate of five percent (5%) per annum from the date paid by Landlord to the date of payment thereof by Tenant; provided, however, that nothing herein contained shall be construed or implemented in such a manner as to allow Landlord to charge or receive interest in excess of the maximum legal rate then allowed by law. Such payment and interest shall constitute Additional Rent hereunder due and payable with the next monthly installment of Rent; but the making of such payment or the taking of such action by Landlord shall not operate to cure such Event of Default or to estop Landlord from the pursuit of any remedy to which Landlord would otherwise be entitled unless and until Tenant so performs such obligation.

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D.       Tenant Remedies Upon Landlord’s Default. If Landlord fails to perform any of its obligations under this Lease, and such failure continues for a period of thirty (30) days after written notice thereof to Landlord by Tenant (or if such obligation, but only if non-monetary in nature, is not reasonably capable of being performed within such 30-day period, if Landlord fails to commence the cure thereof and diligently pursue such cure), Tenant may, in its sole discretion, as its sole and exclusive remedy, either: (1) cure such failure and receive a credit toward future Rent for the cost incurred by Tenant to cure such failure; or (2) terminate this Lease, upon which termination neither Landlord nor Tenant will have any further obligations of any kind to each other under this Lease.

17.	HOLDOVER

In the event that Tenant does not immediately surrender the Premises on the date of expiration of the Term hereof, Tenant shall, by virtue of the provisions hereof, become a month to month tenant at one hundred fifty percent (150%) the monthly Rent (including all Additional Rent) in effect during the last month of the Term of this Lease, which said monthly tenancy shall commence with the first day next after the expiration of the Term of this Lease. Tenant, a month to month tenant, shall be subject to all of the terms, conditions, covenants and agreements of this Lease. Tenant shall give to Landlord at least thirty (30) days written notice of any intention to quit the Premises, and Tenant shall be entitled to thirty (30) days written notice to quit the Premises, unless and Event of Default has occurred and is continuing, in which event Tenant shall not be entitled to any notice to quit, the usual thirty (30) days' notice to quit being hereby expressly waived.

18.	NOTICES

Any notice, request, communication or demand under this Lease shall be in writing and shall be considered properly delivered only when received or when first refused by the addressee, if such notice is transmitted to the recipient’s address as hereinafter provided, and such transmittal is given or served (i) personally, (ii) by reputable overnight courier service (such as FedEx or UPS) or (iii) by registered or certified mail (return receipt requested) deposited in the United States general or branch post office. Any notice, request, communication or demand by the Tenant to the Landlord shall be addressed to the Landlord at:

1305 E. Houston Street

San Antonio, Texas 78205

Attn: J.P. Negem

until otherwise directed in writing by the Landlord and, if requested in writing by the Landlord, given or served simultaneously to the Landlord's mortgagee at the address specified in such request. Any notice, request, communication or demand by the Landlord to the Tenant shall be addressed to the Tenant at:

627 Davis Drive, Suite 400

Morrisville, NC 27560

Attn: Bill Ostrander

until otherwise directed in writing by the Tenant. Rejection or other refusal to accept a notice, request, communication or demand or the inability to deliver the same because of a changed address of which no notice was given shall be deemed to be receipt of the notice, request, communication or demand sent.

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19.	ASSIGNMENT AND SUBLETTING

A.       Landlord's Consent Requirement. Tenant will not assign, transfer, mortgage, or otherwise encumber this Lease or sublet or rent the Premises (or permit the occupancy or use thereof by a person other than Tenant, its employees, licensees, invitees, or affiliates), or any part thereof, without obtaining the prior written consent of Landlord, which shall not be unreasonably withheld, denied, delayed, or conditioned. Tenant shall give Landlord written notice of Tenant's desire to assign, or sublet the Premises. Within thirty (30) days following such request, Landlord shall either consent to such request on such terms and conditions as Landlord may reasonably require or provide written comments regarding its rejection of same. If Tenant requests Landlord's consent to an assignment or sublet of all or any portion of the Premises, Tenant shall reimburse Landlord for reasonable legal fees and expenses, and costs incurred in connection with the preparation and review of the documents to effectuate the assignment or sublet (and Tenant shall be responsible for such legal fees and expenses even if Landlord rejects such proposed assignment or sublet, if such rejection is in accordance with the terms of this Lease). The consent by Landlord to any assignment or subletting shall not be construed as a waiver or release of Tenant from the terms of any covenant or obligation under this Lease, nor shall the collection or acceptance of rent from any such assignee, subtenant or occupant constitute a waiver or release of Tenant of any covenant or obligation contained in this Lease, nor shall any such assignment or subletting be construed to relieve Tenant from obtaining the consent in writing of Landlord to any further assignment or subletting. If an Event of Default has occurred and is continuing, Tenant hereby assigns to Landlord the rent due from any subtenant of Tenant and hereby authorizes each such subtenant to pay said rent directly to Landlord.

If the rent agreed upon between Tenant and its proposed subtenant under any permitted subletting (other than to a Tenant Affiliate) is greater than the sum of the Basic Rent then payable by Tenant under this Lease for the portion of the Premises that is subject to such permitted subletting, then the excess shall be paid to Landlord as Additional Rent when received by Tenant in the same manner that Tenant pays Basic Rent under this Lease. In addition, any lump sum payment to Tenant in connection with any permitted assignment or subletting (other than to a Tenant Affiliate) shall be paid by Tenant to Landlord as Additional Rent.

B.       Intra-Tenant Transfer. Notwithstanding the provision of Section 19.A, above, Tenant may assign this Lease or sublet the Premises or any portion thereof, with Landlord's reasonable consent, to any limited liability company, partnership, corporation or entity owned or controlled by Tenant or owned or controlled by any entity owning one hundred percent (100%) of ownership interests in Tenant (a "Tenant Affiliate"), provided that (i) the Tenant Affiliate has the same or better financial position as the Tenant on the Lease Commencement Date; (ii) there is no change in the permitted use of the Premises; and (iii) Tenant remains fully liable for the obligations of the Tenant under this Lease and that regardless of Tenant remaining liable under the Lease in the event of an assignment, such entity assumes jointly and severally the obligations of Tenant hereunder. Tenant shall immediately notify Landlord of any such assignment or subletting under the terms of this Section 19.B. Unless permitted under the terms of this Section 19.B., any sale of ownership interests in Tenant shall be deemed a transfer of this Lease subject to the terms of Section 19.A. above.

20.	QUIET ENJOYMENT

Landlord covenants that it has the right to make this Lease for the Term aforesaid, and that if Tenant shall pay the Rent and perform all of the covenants, terms, conditions and agreements of this Lease to be performed by Tenant, Tenant shall, during the Term hereby created, freely, peaceably and quietly occupy and enjoy the full possession of the Premises without molestation, disturbance, or hindrance by Landlord or any party claiming through or under Landlord, subject to the provisions of this Lease.

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21.	SUBORDINATION

Subject to the delivery of an SNDA (as hereinafter defined), this Lease is subject and subordinate to all ground or underlying leases and to all mortgages and/or deeds of trust which may now or hereafter affect such leases or the real property of which the Premises form a part, and to all renewals, modifications, consolidations, replacements and extensions thereof. In confirmation of such subordination, Tenant shall execute promptly any certificate that the Landlord, or the holder of such deed of trust, may reasonably request, provided that such certificate contains commercially reasonable non-disturbance and attornment provisions. Notwithstanding the foregoing, in the event of any foreclosure sale under such deed of trust, this Lease shall continue in full force and effect, and the Tenant hereby attorns to the party secured by such deed of trust or the purchaser under any such foreclosure sale, which attornment is self-operative and requires no further instrument or agreement. Tenant covenants and agrees that, notwithstanding the self-operative nature of the attornment contained herein, Tenant will, at the written request of the party secured by any such deed of trust, execute, acknowledge and deliver any commercially reasonable instrument that has for its purpose and effect the confirmation of the subordination, non-disturbance, and attornment provisions contained herein (the "SNDA").

22.	RULES AND REGULATIONS

Tenant, its agents, employees, invitees, licensees, customers, clients, family members and guests shall at all times abide by and observe the rules and regulations attached hereto as Exhibit "D". In addition, Tenant, its agents, employees, invitees, licensees, customers, clients, family members and guests shall abide by and observe such other rules or regulations as may be reasonably promulgated from time to time by Landlord for the Complex (provided that such updated rules and regulations apply consistently to all tenants, licensees, and invitees of the Complex), with a copy transmitted to Tenant at least 10 business days prior to the effective date of thereof; provided, however, that the same are not inconsistent with the provisions of this Lease and do not impose an unreasonable economic burden on Tenant. Landlord agrees to use commercially reasonable efforts to enforce the rules and regulations of the complex fairly. If there is any inconsistency between this Lease and the rules and regulations as set forth in Exhibit "D", as may be updated from time to time, this Lease shall govern. The Landlord may, upon request by any tenant, waive the compliance by such Tenant of any of the rules and regulations provided that (i) no waiver shall be effective unless signed by Landlord or Landlord's authorized agent, (ii) any such waiver shall not relieve such Tenant from the obligation to comply with such rule or regulation in the future unless expressly consented to by Landlord, and (iii) no waiver granted to any tenant shall relieve any other tenant from the obligation of complying with the following rules and regulations unless such other tenant has received a similar waiver in writing from Landlord.

23.	ESTOPPEL CERTIFICATE

Tenant agrees, at any time and from time to time, upon not less than fifteen (15) days prior written notice by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease is in full force and effect as modified and stating the modification), (ii) stating the Basic Rent, and the dates to which the Rent and any other charges hereunder have been paid by Tenant, (iii) stating to the actual knowledge of Tenant, whether Landlord and Tenant are in default in the performance of any covenant, agreement or condition contained in this Lease, and if so, specifying each such default of which Tenant may have actual knowledge, (iv) stating the address to which notices to Tenant should be sent, (v) stating the Term of the Lease, the area encompassed by it, and the Lease Commencement Date; (vi) stating that Tenant has not prepaid any Rent under the Lease; and (vii) stating that Tenant has accepted the Premises in its “as is” condition, is in possession of the Premises and that all improvements have been made to the Premises as required by the Lease (or, providing details to the extent the foregoing in (vii) are not correct). Any such statement delivered pursuant hereto may be relied upon by the party so named in such certificate, provided that such party is an owner of the Complex, a prospective purchaser of the Complex, a mortgagee or prospective mortgagee of the Complex or of Landlord's interest in either, or any prospective assignee of any such mortgagee.

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24.	REPRESENTATIONS BY LANDLORD

To induce Tenant to enter into this Lease and in consideration thereof, Landlord hereby makes the following representations: (a) the Lease Improvements Construction Contract (as defined on Exhibit C) is in full force and effect, has not been amended except as set forth on Schedule 1.1. to Exhibit C, attached hereto, and Landlord is not aware of any default of Landlord, nor General Contractor (as defined therein), of their obligations thereunder, nor is Landlord aware of any event which has occurred , that with notice and/or the passage of time, would constitute a default thereunder; (b) Landlord is not aware of any violations issued by, or orders or notices of violations of, any public or quasi-public authorities pertaining to the Complex; (c) Landlord has provided Tenant with a copy of the Environmental Site Assessment Report prepared by Epperson Environmental Group dated April 15, 2014 and the Limited Phase II Environmental Site Assessment prepared by PSI dated January 1, 2014 (“Environmental Reports”), pertaining to the Complex; Landlord is not aware of and has no other environmental assessments, reports or testing in its possession or reasonable control pertaining to the Complex other than the Environmental Reports and information referenced therein; (d) intentionally omitted; (e) Landlord holds fee title to the Complex free and clear of all liens; (f) Landlord is not aware of any restrictive covenants, encumbrances, exclusive use provisions in other tenants' leases or other agreements, Laws, or matters of record which will prevent Tenant from occupying the Premises for the purposes herein provided or adversely affect Tenant’s use of the Premises, or which prevent the full use of the parking areas as herein set forth or otherwise prevent the Complex from being developed and operated in accordance with the general layout; (g) neither the execution of nor the performance under this Lease shall cause Landlord to be in violation of any agreement, instrument, contract, law, rule or regulation by which Landlord is bound; (h) provided that Tenant is not in violation of this Lease beyond any applicable cure period, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises for the full term hereby granted, free from molestation, eviction or disturbance by Landlord or by any other person or entity, and Landlord hereby represents that it has the right to make the Lease for the full Term, including any extension thereof; (i)intentionally omitted; (j) it is not necessary for any other person or entity to execute this Lease to make it binding on Landlord other than the party who has signed this Lease; (k) Landlord has no knowledge that there are any condemnation proceedings or eminent domain proceedings of any kind pending, or contemplated with respect to the Complex; and (m)intentionally omitted. In the event of a breach by Landlord of any of the foregoing provisions, and such breach shall continue for a period of thirty (30) days after written notice thereof from Tenant (or if such breach is not reasonably capable of being cured within such thirty (30) days period, if Landlord fails to commence the cure thereof within such 30 day period and thereafter diligently pursue such cure) Tenant may as its sole and exclusive remedy, either: (1) cure such failure and receive a credit toward future Basic Rent for the cost incurred by Tenant to cure such failure; or (2) terminate this Lease, upon which termination neither Landlord nor Tenant will have any further obligations of any kind to each other under this Lease.

Tenant agrees and acknowledges that neither Landlord nor any broker, agent or employee of Landlord has made any representations or promises with respect to the Premises or the Complex except as herein expressly set forth, and no rights, privileges, easements or licenses are acquired by Tenant except as herein expressly set forth or in a separate writing executed on or after the Effective Date by Landlord and Tenant. As used in this paragraph 24, the references to the “knowledge” or “awareness” of Landlord shall refer only to the current actual knowledge or awareness of J.P. Negem, who is the officer of Landlord with direct responsibility for the operation of the Complex, and shall not be construed, by imputation or otherwise, to refer to the knowledge of Landlord or any affiliate of Landlord, to any property manager, or to any other officer, agent, manager, director, member, representative or employee of Landlord or any affiliate thereof (collectively, “Landlord’s Representatives”) or to impose any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains. In no event shall Landlord’s Representatives have any personal liability to Tenant for the breach or inaccuracy of any representation or warranty or for the non-performance of any covenant contained in this Lease.

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25.	CONDITION OF PREMISES

Except as set forth in this Lease and except to the extent that Landlord is obligated to construct the Lease Improvements and Tenant Improvements, by taking possession of the Premises, Tenant shall be deemed to have agreed that (a) it had an opportunity to inspect the Premises; (b) it accepts the Premises “AS IS” and “WITH ALL FAULTS;” and (c) Landlord does not make and Tenant does not rely on any representation or warranty of any kind, expressed or implied, with respect to the condition of the Premises; and (c) TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, LANDLORD HEREBY DISCLAIMS AND TENANT WAIVES THE BENEFIT OF, ANY AND ALL IMPLIED WARRANTIES, INCLUDING THE IMPLIED WARRANTIES OF HABITABILITY AND FITNESS OR SUITABILITY FOR A PARTICULAR PURPOSE.

26.	TENANT'S FURNISHINGS/EQUIPMENT

A.       Furnishings. Landlord shall have the right to approve the weight and position of equipment or fixtures in the Premises, which shall not be unreasonably withheld, delayed, denied, or conditioned. Any and all damage or injury to the Premises or the Complex caused by moving the property of Tenant into, or out of the Premises, or due to the same being on the Premises, shall be repaired by, and at the sole cost of Tenant. No furniture, equipment or other bulky matter of any description will be received into the Complex or moved within the Complex except as approved by Landlord, and all such furniture, equipment and other bulky matter shall be delivered only through the designated delivery entrance of the Complex. All moving of furniture, equipment and other materials shall be under the control and supervision of Landlord who shall, however, not be responsible for any damage to or charges for moving the same.

B.       Equipment. Tenant will be permitted to utilize such equipment as reasonably necessary in connection with its use of the Premises, as set forth in Section 2, above. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Complex or to any space therein to such a degree as to be reasonably objectionable to Landlord or to any tenant shall be installed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to reasonably mitigate such noise and vibration.

27.	GENDER AND NUMBER

Feminine or neuter pronouns shall be substituted for those of the masculine form, and the plural shall be substituted for the singular number, in any place or places herein in which the context may require such substitution.

28.	CAPTIONS

The captions in this Lease are included for convenience only and shall not be taken into consideration in any construction or interpretation of this Lease or any of its provisions.

29.	BROKER

Landlord is being represented by CBRE as its realtor and broker and shall pay CBRE per a separate agreement. Tenant is not represented by a realtor or broker. Each party hereby agrees to indemnify and hold the other party harmless of and from any and all losses, costs, damages or expenses (including, without limitation, all attorneys’ fees, court costs and disbursements) by reason of any claim of or liability to any broker or person claiming through such party, and arising out of or in connection with the negotiation, execution and delivery of this Lease.

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30.	LIABILITY OF LANDLORD

Landlord shall not be liable to Tenant, its employees, agents, invitees, licenses, customers, clients, family members or guests for any damage, compensation or claim arising from the necessity of repairing any portion of the Complex, the interruption in the use of the Complex, accident or damage resulting from the use or operation (by Landlord, Tenant, or any other person or persons whatsoever) of elevators (if applicable), heating, cooling, electrical or plumbing equipment or apparatus or the termination of this Lease by reason of destruction of the Complex, or from any fire, robbery, theft, mysterious disappearance and/or any other casualty, or from any leakage in any part or portion of the Complex, or from water, rain or snow that may leak into or from any leakage in any part or portion of the drains, pipes or plumbing work in the Complex or from any other cause whatsoever except to the extent such loss or damage is caused by Landlord's gross negligence or arises from Landlord’s breach of its obligations under this Lease or Applicable Law. Any goods, property or personal effects, stored or placed by the Tenant in or about the Complex shall be at the risk of the Tenant and the Landlord shall not in any manner be held responsible therefor. The Landlord shall not be liable for any accident to or injury to any person or persons or property in or about the Complex which are caused by the conduct and operation of any business or by virtue of equipment or property of any other tenant in said Complex, except to the extent arising from Landlord’s gross negligence or Landlord’s breach of its obligations under this Lease or Applicable Law.

31.	INDEMNITY

Tenant hereby agrees to indemnify and hold the Landlord Indemnified Parties harmless from and against any out-of-pocket loss, cost, damage, claim, liability or expense (including reasonable attorney's fees, but excluding special, consequential, punitive, or exemplary damages) (collectively, the “Expenses”) (as qualified herein, each is an “Indemnified Claim”) incurred by any Landlord Indemnified Party including in the defense of any such claim, to the extent directly caused by (i) Tenant’s use of the Premises or from the conduct of Tenant’s business or from any activity, work, or other acts or things done, permitted or suffered by Tenant in or about the Premises, (ii) any breach or default in the performance of any obligation on Tenant’s part to be performed under the terms of this Lease, (iii) any act, omission or negligence or willful or misconduct of Tenant in violation of this Lease, or (iv) any negligence of any officer, agent, employee, independent contractor, guest, or invitee of Tenant, in each case, except to the extent such Expenses are the result of the gross negligence or willful misconduct of Landlord or a Landlord Indemnified Party; provided that Landlord shall give notice to Tenant of any event giving rise to such loss or damage within thirty (30) days of Landlord’s knowledge of same. Upon receipt of written notice from Landlord, Tenant shall, within thirty (30) days thereafter defend any such Indemnified Claim at Tenant’s expense by counsel reasonably satisfactory to Landlord. The parties shall give each other immediate notice in case of casualty or accidents in the Premises. The provisions of this Section 31 shall survive the expiration or earlier termination of this Lease.

32.	SALE BY LANDLORD

In the event the original Landlord hereunder, or any successor owner of the Complex, shall sell or convey the Complex, such Landlord’s responsibility for any then-existing liabilities and obligations shall end; and thereupon all such liabilities and obligations (including all liabilities and obligations thereafter accruing) shall be binding on the new owner. Tenant agrees to attorn to such new owner in writing if requested by Landlord to do so on such form that contains commercially reasonable terms and conditions.

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33.	NO PARTNERSHIP

Nothing contained in this Lease shall be deemed or construed to create a partnership or joint venture of or between Landlord and Tenant, or to create any other relationship between the parties hereto other than that of Landlord or Tenant.

34.	AUTHORITY

Landlord and Tenant hereby represent, warrant and covenant each for itself, that each has full right, power and authority to enter into this Lease upon the terms and conditions herein set forth. If Tenant signs as a corporation, each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing corporation, qualified to do business in the State of Texas, that the corporation has full right and authority to enter into this Lease, and that each and both of the persons signing on behalf of the corporation were authorized to do so.

35.	TIME OF ESSENCE

Time is of the essence with respect to the performance of each party’s obligations under each provision of this Lease.

36.	WAIVER OF JURY TRIAL

Landlord and Tenant hereby waive trial by jury in any action, proceeding, or counterclaim brought by either of the parties hereto against the other on or in respect of any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant hereunder, Tenant's use or occupancy of the Premises, and/or any claim of injury or damage.

37.	CHOICE OF LAW

This Lease and all the terms and provisions hereof shall be interpreted in accordance with the laws of the State of Texas. Any dispute, controversy or claim arising out of or relating to this Lease or the breach thereof, shall be brought in the state and federal courts of Bexar County, Texas. By executing and delivering this Lease, each party for itself irrevocable (a) accepts generally and unconditionally the exclusive jurisdiction and venue of such courts; (b) waives any defense of forum non conveniens; (c) agrees that service of all process in any such proceeding may be made by registered mail, return receipt requested, to the applicable party at its address provided herein; and (d) agrees that service as provided in clause (c) above is sufficient to confer personal jurisdiction on the applicable party in any such proceeding in such court, and otherwise constitutes effective and binding service in every respect.

38.	EXAMINATION OF LEASE

Submission of this Lease for examination or signature by Tenant shall not constitute the reservation of or an option for Lease, and the same shall not be effective as a Lease or otherwise until execution and delivery by both Landlord and Tenant.

39.	ATTORNEY'S FEES

If as a result of any breach or default in the performance of any of the provisions of this Lease, the non-breaching party to this Lease uses the services of an attorney in order to secure compliance with such provisions or recover damages therefor, or to terminate this Lease or (in the case of Landlord) to evict Tenant, the party that prevails in connection therewith or in any subsequent litigation shall be entitled to reimbursement from the non-prevailing party for reasonable attorney's fees and costs to enforce the terms of this lease, upon rendering of a final non-appealable judgment therefor.

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40.	RESERVATION OF RIGHTS

Landlord hereby reserves to itself and its successors and assigns the following rights (all of which are hereby consented to by Tenant): (i) to change the street address and/or name the Complex by providing 90 days prior notice to Tenant, (ii) to erect, use and maintain pipes and conduits in and through the public areas of the Complex (but not the Premises), provided that the utilities that service the Premises and Tenants use of the Premises are not adversely affected thereby. Landlord may exercise any or all of the foregoing rights without being deemed to be guilty of an eviction, actual or constructive, or a disturbance or interruption of the business of Tenant or Tenant's use or occupancy of the Premises.

41.	INTENTIONALLY DELETED.

42.	PARTIAL INVALIDITY

If any provision of this Lease or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and be enforced to the fullest extent permitted by Applicable Law.

43.	NO WAIVER

The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, or of any rule or regulation, shall not prevent a subsequent act, which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Landlord of Rent with knowledge of the breach of any covenant of this Lease, shall not be deemed a waiver of such breach. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver be in writing, signed by Landlord.

44.	BENEFIT AND BURDEN

The provisions of this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and each of their respective representatives, successors and assigns. Landlord may freely and fully assign its interest hereunder.

45.	PARKING

Tenant shall have the right to fifty (50) parking stalls, of which five (5) shall be reserved and marked for Tenant’s exclusive use and the remainder unreserved, on the Complex or within one city block to the Complex during the Term of this Lease as designated by Landlord. Such parking spaces will be subject to such reasonable rules and/or regulations which may from time to time be established by the Landlord in accordance with Section 22. The Landlord shall have the right from time to time to change the arrangement of the parking areas and to change routes, provided the Premises are adequately served by the new routes and arrangements. Tenant shall from time to time request approval for special parking arrangements from the landlord for business related events, of which approvals shall be not be unreasonably withheld.

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46.	LANDLORD LIEN

INTENTIONALLY DELETED

47.	OFAC; FINANCIAL CONTROL LAWS.

As of the effective date of this Lease and at all times throughout the Term of this Lease, including after giving effect to any transfers of interests permitted pursuant to this Lease or done in violation of this Lease, (i) Tenant and every officer, director, trustee, member, partner, manager, person and entity holding a direct ownership interest in Tenant are in full compliance with all applicable laws and regulations of the United States of America that prohibit, regulate or restrict financial transactions, and any amendments or successors thereto and any applicable regulations promulgated thereunder (collectively, the "Financial Control Laws"), including but not limited to those related to money laundering offenses and related compliance and reporting requirements including any money laundering offenses prohibited under the Money Laundering Control Act, 18 U.S.C. Sections 1956, 1957 and the Bank Secrecy Act, 31 U.S.C. Sections 5311 et seq.), the Foreign Assets Control Regulations, 31 C.F.R. Section 500 et seq., Executive Order 13224, 66 Fed. Reg.49079 (September 25, 2001) (the "Executive Order"), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act and related regulations, as may be amended or supplemented from time to time (the "Patriot Act"); (ii) Tenant and every officer, director, trustee, member, partner, manager, person and entity holding a direct or ownership interest in Tenant are not a Barred Person nor is Tenant owned or controlled directly by any Barred Person; and neither the Tenant nor any of its officers, directors, trustees, members, partners, managers, persons or entities holding a direct ownership interest in Tenant is acting, directly or indirectly, for or on behalf of any Barred Person. The term "Barred Person" means: (i) any person, group or entity named as a "Specially Designated National and Blocked Person" or as a person who commits, threatens to commit, supports, or is associated with terrorism as designated by the United States Department of the Treasury's Office of Foreign Assets Control ("OFAC"); (ii) any person, group or entity named in the lists maintained by the United States Department of Commerce (Denied Persons and Entities); (iii) any government or citizen of any country that is subject to a United States Embargo identified in regulations promulgated by OFAC; and (iv) any person, group or entity named as a denied or blocked person or terrorist in any other list maintained by any agency of the United States government, including the not limited to the Executive Order and the Patriot Act. Tenant understands and has been advised by legal counsel on the requirements of the Financial Control Laws.

48.	ENTIRE AGREEMENT

This Lease, together with the Exhibits attached hereto, contains and embodies the entire agreement of the parties hereto, and no representations, inducements or agreements, oral or otherwise, between the parties not contained in this Lease, the Exhibits, or separate written agreement entered into on or after the Effective Date, shall be of any force or effect. This Lease may not be modified, changed or terminated in whole or in part in any manner other than by an agreement in writing duly signed by both parties hereto. The recitals are hereby incorporated herein to the same extent as if set forth herein in full.

49.	OPTION TO RENEW

Landlord grants to Tenant one (1) option to extend the Term for a period of fifteen (15) years commencing upon the termination of the Initial Term, and one (1) subsequent ten (10) year period (the "First Extended Term") commencing upon expiration of the first extended Term, each exercisable by Tenant giving Landlord notice in writing not more than two hundred seventy (270) days and not less than one hundred twenty (120) days prior to the termination of the Initial Term or First Extended Term, as the case may be (each, a "Notice of Intent to Renew"), provided that an Event of Default is not occurring at the time such option is exercised. Each extension of the Term shall be on the same terms, covenants or conditions as provided for in the original lease, including the terms of Section 4.B. If Tenant should fail to give the Notice of Intent to Renew in a timely manner, Tenant’s option to extend term under this Lease shall expire automatically.

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50.	TAX INCENTIVES

Landlord agrees to use reasonable efforts to seek Federal and Texas Historic Rehabilitation Tax Credits (HTCs) in connection with the improvements in the Premises. Tenant agrees to cooperate with Landlord’s efforts, at no cost to Tenant (other than routine administrative expenses and Tenant’s legal fees), to obtain HTCs in connection with the "qualified rehabilitation expenses" made by Landlord on the Premises as that term is defined in the Section 47 of the Internal Revenue Code. Such efforts may include admission of an HTC investor as a member of Landlord or lease (the “Master Lease”) of the Premises by Landlord to an entity (the “Master Tenant”) jointly owned by an affiliate of Landlord and an HTC investor. In the event of a Master Lease of the Premises, Landlord shall assign its rights under this Lease to the Master Tenant and Tenant shall consent to any such assignment. Tenant acknowledges that any improvements or alterations must be made in accordance with the Standards of Rehabilitation promulgated under federal and state law (the "Standards") and will cooperate reasonably with Landlord’s special counsel, historic architectural, tax and accounting consultants in making any Tenant improvements or alterations under the Lease, provided that Tenant is not obligated to change any of the proposed work after Landlord approves (or is deemed to have approved) Plans and Specifications. Subject to the provisions of this Section 50, such consultation shall be initially at Landlord’s cost and expense (subject to potential reimbursement as provided below) in order to assure qualification of the improvements on the Premises for the HTCs. Landlord agrees to seek potential financing assistance on the Complex through the New Markets Tax Credit Program and Tenant shall cooperate reasonably with Landlord in providing information about its business, to the extent reasonably necessary, to describe relevant community benefits resulting from Tenant’s business and operations. In compliance with the New Markets Tax Credit Program, Tenant acknowledges that it shall not engage in (a) the rental to others of (i) real property without substantial improvements thereon or (ii) "residential rental property" (as such term is defined in Section 168(e)(2)(A) of the Tax Code); (b) the operation of any private or commercial golf course, country club, massage parlor, hot tub or suntan facility, race track or other facility used for gambling (provided, however, that the sale of lottery tickets shall be permitted), any store the principal business of which is the sale of alcoholic beverages for consumption off premises; (c) the development or holding of intangibles for sale or license; (d) farming (within the meaning of Section 2032A(e)(5)(A) or (B) of the Tax Code); (e) the operation of a bank, credit union or other financial institution; provided that any tenant or subtenant may operate a state or federally chartered bank or thrift; (f) any type of sexually oriented business, adult entertainment or adult bookstore (provided, however, that the incidental sale of "adult" magazines and books as a part of a larger selection of magazines or books shall be permitted); (g) escort services, dating services, or similar matchmaking or companion services; (h) without limitation of (b) above, bingo; (i) pay day lending activities, pay day advances, pay check advances, or any similar type of lending activity; (j) pawn shops, pawn brokers, car title Lender (which, for purposes of this limitation, will not include auto loans made by a state or federally chartered bank or thrift), or any similar type of lending activity; (k) check cashing services, except as an incidental part of another primary business or incident to the banking activities of a state or federally chartered bank or thrift; (l) debt collection activities, debt consolidation services except in the ordinary course of business, credit repair or credit restoration activities, except as such activities are incidental to banking activities conducted by a state or Federally chartered bank or thrift; m) bail bond services of any kind, or any activities of a bail bond agent; (o) the sale, distribution, marketing, or production of medical marijuana, medical cannabis or any constituent cannabinoids such as THC, as well as any substance considered to be synthetic cannabinoids (this limitation applies broadly, regardless of whether the activity is conducted by collectives, collective caregivers, co-ops, growers, or any other entity or organization); (p) the sale, distribution, or manufacture of any type of illicit drug paraphernalia; (q) tattoo parlors or any establishment that performs tattooing; (r) a bar, restaurant or other establishment, the principal business of which is the sale of alcohol for consumption on-premises (for purposes of this limitation, an establishment shall be considered to have the sale of alcohol for consumption on-premises as a principal business if: (i) alcohol sales amount to fifty percent (50%) or more of the establishment’s gross receipts in any month; (ii) there is no independent, full service kitchen to service in restaurant dining; (iii) there are no waiters and table service for dining; (iv) minors are prohibited from entry during all or at specified times of the day; and (v) more than thirty percent (30%) of the square footage of the premises is devoted principally to the sale and consumption of alcohol on premises); (s) businesses based predominantly on inbound or outbound telemarketing activities, except as such calls are an incidental part of another primary business; or (t) multi-level marketing activities, the sale of multi-level business opportunities or network marketing activities.

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51.	TAX ABATEMENT AGREEMENTS

Landlord and Tenant have executed or anticipate executing the following agreements (collectively, the "Abatement Agreements"):

a.	City of San Antonio Tax Abatement Agreement for Real and Personal Property, by and among Landlord, Tenant, and the City of San Antonio, dated August 5, 2021; and
b.	Bexar County Tax Abatement Agreement [______________] dated [_____________].

Landlord agrees, for the benefit of Tenant, to comply with all covenants applicable to Landlord under the Abatement Agreements, including (without limitation) timely payment of the ad valorem taxes to the appropriate governmental authority prior to delinquency. Landlord agrees that Tenant is entitled to a credit toward Rent in an amount equal to any recapture that Tenant suffers under or in connection with the Abatement Agreements as a result of Landlord's failure to timely pay ad valorem taxes.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease under seal.

LANDLORD:		TENANT:

Merchants Ice II, LLC,		Scorpion Biological Services Inc.,
a Texas limited liability company		a Delaware corporation

By:	/s/ John P. Negem	By:	/s/Jeffrey Wolf
Printed Name:	John P. Negem	Printed Name:	Jeffrey Wolf
Its:	CFO	Its:	Chief Executive Officer

List of Exhibits:

Exhibit "A" - Legal Description of Complex

Exhibit "B" - Premises

Exhibit "C" - Work Letter

Exhibit "D" - Rules and Regulations Exhibit "E" - Hazardous Material List

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EXHIBIT "A"

LEGAL DESCRIPTION OF COMPLEX

Lots 15-17, Block 4, NCB 567, The Velocity Center Subdivision, City of San Antonio, recorded in Volume 20001, Page 1619, Plat Records, Bexar County, Texas.

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EXHIBIT "B"

PREMISES

Scorpion 20,144 SF

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EXHIBIT "C"

WORK LETTER

BASIC WORK LETTER INFORMATION

Tenant’s Representative: Bill Ostrander

Landlord’s Representative: JP Negem

Architect: Douglas Architects

This Work Letter shall set forth the terms and conditions relating to the construction of the Premises. This Work Letter is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues will arise during the actual construction of the Premises. All references in this Work Letter to Sections of the "Lease" shall mean the relevant portions of the Lease to which this Work Letter is attached as Exhibit C, and all references in this Work Letter to Sections of "this Work Letter" shall mean the relevant portions of this Work Letter. All capitalized terms in this Work Letter that are not defined in this Work Letter shall have the meanings given them in the Lease.

SECTION 1

LANDLORD'S INITIAL CONSTRUCTION IN THE PREMISES

1.1	Landlord is constructing all of the improvements necessary for Tenant’s use of the Premises, as more fully set forth in the standards described or referenced on Schedule 1.1 to this Work Letter. Out of the improvements, the base, shell, and core of the Premises shall be completed by Landlord at Landlord’s sole expense and shall be referred to as the “Lease Improvements”. All other improvements necessary for Tenant’s use shall be referred to as the Tenant Improvements and shall be at the sole expense of Tenant, save and except the Landlord Cap. Landlord agrees not to amend the Lease Improvements Construction Contract without Tenant’s prior written consent, which shall not be unreasonably withheld, delayed, denied, or conditioned. Notwithstanding the previous sentence, Landlord may make such changes to the Lease Improvements as required by applicable governmental authorities, along with non-material “field” changes to the Lease Improvements, provided Landlord provides written notice to Tenant of such changes.

SECTION 2

TENANT IMPROVEMENTS

2.1       Landlord approves the plans for Tenant’s improvements (the “Tenant Improvements”) within the Premises, described or referenced on Schedules 1.1 and 2.1, which Landlord shall construct or cause to be constructed in the Premises after the Lease Improvements are complete or in conjunction with the Lease Improvements, subject to the terms of the Lease (including Section 7.A). Tenant agrees not to amend the Plans and Specifications (as hereinafter defined) without Tenant’s prior written consent, which shall not be unreasonably withheld, delayed, denied, or conditioned. Notwithstanding the previous sentence, Tenant may make such changes to the Plans and Specifications as required by applicable governmental authorities, along with non-material “field” changes to the Plans and Specifications, provided Tenant provides written notice to Landlord of such changes.

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SECTION 3

CONSTRUCTION OF THE LEASE IMPROVEMENTS

3.1	Contractors. One or more contractors retained by Landlord (the "Contractors") shall construct the Lease Improvements and Tenant Improvements.

3.2	Contractors' Warranties and Guaranties. As a condition of Substantial Completion, Landlord shall assign to Tenant, at Landlord’s cost, all warranties and guaranties by the Contractors relating to the Lease Improvements, Tenant Improvements and relating to the FF&E, and provide evidence of each Contractors’ or warrantor’s consent to same (including, without limitation, that certain warranty of Landlord’s General Contractor, covering the Lease Improvements and Tenant Improvements) pursuant to the Lease Improvements Construction Contract (collectively, the “Warranties”). Landlord shall cooperate reasonably with Tenant in requesting performance of the applicable contractor’s obligations under the Warranties and in enforcing Tenant’s rights thereunder.

SECTION 4

COMPLETION OF THE LEASE IMPROVEMENTS: LEASE COMMENCEMENT DATE

4.1       Substantial Completion. For purposes of this Lease, "Substantial Completion" of the Lease Improvements and Tenant Improvements shall occur upon: (a) completion of construction of the Lease Improvements and Tenant Improvements in the Premises, as certified in writing by the Architect (with such certification delivered to Landlord and Tenant), with the exception of any punch-list items (together with Landlord’s agreement for the timing of completion of such punch-list items) and any Tenant fixtures, workstations, built-in furniture, or equipment to be installed by Tenant or under the supervision of the Contractors, all as verified by Tenant and Tenant’s project management consultant, which verification shall occur as soon as reasonably practicable in a commercially reasonable manner following Tenant’s receipt of written notice from Landlord that the Premises are ready for a final walk-through in order to confirm completion and the content of the punch-list; (b) Landlord’s assignment of warranties and guaranties described in Section 3.2 of this Work Letter and delivery of same to Tenant; and (c) evidence that the costs of the Leasehold Improvements have been paid.

4.2       Delay of Substantial Completion of the Premises. Except as provided in this Section 4, the Lease Commencement Date shall occur as set forth in the Lease. If there shall be a delay or there are delays in the Substantial Completion of the Premises (based upon the anticipated date of the occurrence of the Lease Commencement Date as set forth in the Lease) or in the occurrence of any of the other conditions precedent to the Lease Commencement Date, as set forth in the Lease, as a direct, result of any of the following (collectively, "Tenant Delays"):

4.2.1	Tenant's failure to timely approve any matter requiring Tenant's approval, provided that Landlord has requested such approval from Tenant’s Representative in writing;

4.2.2	A breach by Tenant of the terms of this Work Letter or this Lease;

4.2.3	Tenant' s requirement for materials, components, finishes, or improvements that are not available in a reasonable time (based upon the anticipated date of the Lease Commencement Date), provided that Landlord has so notified Tenant and provided Tenant with an opportunity to modify Tenant’s requirements;

34

then, notwithstanding anything to the contrary set forth in this Lease and regardless of the actual date of the Substantial Completion of the Premises, the date of Substantial Completion (for purposes of determining the Lease Commencement Date) shall be deemed to be the date on which Substantial Completion of the Premises would have occurred if no Tenant Delays, as set forth above, had occurred.

SECTION 5

MISCELLANEOUS

5.1       Tenant' s Entry into the Premises Prior to Substantial Completion. Provided that Tenant and its agents do not interfere with, or delay, the Contractors' work in the Complex and the Premises, the Contractors shall allow Tenant access to the Premises prior to the Substantial Completion of the Premises for the purpose of Tenant installing Tenant's data and telephone equipment and cabling in the Premises. The installation of the telephone and data cabling will be coordinated with the Contractors to cause such work to be performed at a time reasonably designated by the Contractors. Prior to Tenant's entry into the Premises as permitted by the terms of this Section 5.1, Tenant shall submit a schedule to Landlord and the Contractors, for their approval, which schedule shall detail the timing and purpose of Tenant's entry. Tenant shall hold Landlord harmless from and indemnify, protect, and defend Landlord against any loss or damage to the Building or Premises and against injury to any persons caused by Tenant's actions pursuant to this Section 5.1.

5.2       Tenant's Representative. Tenant has designated Tenant's Representative, as set forth above, as its sole representative with respect to the matters set forth in this Work Letter, who shall have full authority and responsibility to act on behalf of Tenant as required in this Work Letter.

5.3       Landlord's Representative. Landlord has designated Landlord's Representative, as set forth above, as its sole representative with respect to the matters set forth in this Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of Landlord as required in this Work Letter.

5.4       Time of the Essence in This Work Letter. Unless otherwise indicated, all references herein to a "number of days" shall mean and refer to calendar days. In all instances where Tenant is required to approve or deliver an item, if no written notice of approval is given or the item is not delivered within the stated time period, at Landlord's sole option, at the end of said period the item shall automatically be deemed approved or delivered by Tenant and the next succeeding time period shall commence.

5.5       Tenant's Lease Default. Notwithstanding any provision to the contrary contained in this Lease, if an Event of Default (as defined in Section 16A of the Lease) at any time on or before the Substantial Completion of the Premises, then (i) in addition to all other rights and remedies granted to Landlord pursuant to this Lease, Landlord may cause the Contractors to cease the construction of the Lease Improvements and Tenant Improvements (in which case Tenant shall be responsible for any delay in the Substantial Completion of the Premises caused by such work stoppage as set forth in Section 4.2 of this Work Letter), and all other obligations of Landlord under the terms of this Work Letter shall be suspended until such time as such Event of Default is cured pursuant to the terms of this Lease.

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Schedule 1.1 to Work Letter

The Lease Improvements and the Tenant Improvements shall be the work referenced in that certain AIA Document A102-2017, Standard Form of Agreement Between Owner and Contractor between Texas Research and Technology Foundation on behalf of Owner and Metropolitan Contracting Company, LLC dated August 17, 2020 and as further described the Bid and Permitting Plans and Specifications and Addendum 1 dated June 29, 2020, along with the addendum, amendments, additional work, and change orders listed in the 20037 TRTF Music PCO Log dated August 31, 2020 attached hereto as Schedule 2.1 (collectively, the “Plans and Specifications”). The parties agree that the percentage of each line item on Schedule 2.1 that is considered “Tenant Improvements” and therefore subject to the Landlord Cap consist of those line items for which a percentage is listed in the column denoted “Finish-Out %” in Schedule 2.1. The “Lease Improvements” consist of those line items for which “0%” is listed and the remainder of the percentage not assigned to Tenant as “Finish-Out %”. By way of example, the line item marked PCO # 044 is listed as 70% in the Finish-Out % column. Therefore, PCO #044 shall consist of 70% Tenant Improvements and 30% Lease Improvements. The parties stipulate and agree to the percentages shown in Schedule 2.1.

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Schedule 2.1 to Work Letter

METRO
METROPOLITAN CONTRACTING

8/31/2021

# 20037 TRTF Music PCO Log

| PCO # | PCO Description | Status | Pending Cost | Approved Cost | Notes | Finish-Out % |
|---|---|---|---|---|---|---|
| 001 | Addendum 2 | Approved | | ($9,538.48) | Adds and deletions to include steel, doors & hardware, storefront, electrical, fence & gates, landscape, and framing & drywall. | 0% |
| 002 | Parking Lot Delineators | Approved | | $8,637.15 | Supply and install steel stakes with round reflector heads for creating parking lot delineators at the decomposed granite parking lot. | 0% |
| 003 | Canopy Erection | Approved | | $8,894.60 | Erect the canopy at the north elevation of the music building that was fabricated and stored onsite in phase I. | 0% |
| 004 | Revised Gate Design Between GenCure & TRTF. | Void | | | This cost is associated with removing the existing gate & panels and providing two new swing gates. | |
| 005 | Canopy at GenCure's Entrance | Void | | | This cost is associated with supplying and installing a canopy at GenCure's entrance. | |
| 006 | Addendum 3 | Approved | | $5,070.48 | Revised exterior lighting to delete (1) P2, (1) P2E, and add (4) B1, (4) G1, and (8) G2 fixtures along with revisions to panel board "L" per review comments. | 0% |
| 007 | Phase I Exterior Fans | Approved | | $9,000.74 | Supply and install (7) Hunter, HFC-72 ceiling fans at the covered patio in a matte black finish. | 0% |
| 008 | Remove & Reinstall Fence & Gate | Approved | | $933.46 | This cost is for dismantling the existing fence and gate between TRTF and GenCure. | 0% |
| 009 | Storefront Hardware Credit | Approved | | ($10,525.56) | This is a deductive change for the storefront hardware carried in our glazing contractors number. This hardware will be provided by our door supplier. | 0% |
| 010 | Addendum #4 Rev. 1 | Approved | | $27,795.43 | Added HM door 105. Revised CT-01, CT-02, CT-03, CPT-01, CPT-02, LVT-01, PL-01, PL-02, SR-01, VB-01, WD-01, & WD-02. Interior trench repairs. Roof deck wall bracing at N wall of S Bldg. Excluding the concrete repairs. | 0% |
| 011 | I2631074 Initial Bldg. Permit Fees | Approved | | $8,189.04 | Cost related to the initial building permit fees. | 0% |
| 012 | RFI 10 - Excavate for Structural Review | Void | | | Excavate at the perimeter of the existing concrete slab where the new generator pad is to be constructed for structural review. | |
| 013 | ROW Fees | Approved | | $32,762.62 | Right-of-way permit fees for sidewalk and street closures. | 0% |
| 014 | Addendum #5 | Approved | | ($19,179.62) | Delete new water line & CPS transformer pad. Add reworking the existing ramp to meet ADA and repair the ramp as needed. Revised railing to include glass at the ADA ramp. Added vapor barrier and flowable fill plumbing trenches and parapet detail. | 0% |

1

37

METRO
METROPOLITAN CONTRACTING
8/31/2021

# 20037 TRTF Music PCO Log

| PCO # | PCO Description | Status | Pending Cost | Approved Cost | Notes | Finish-Out % |
|---|---|---|---|---|---|---|
| 015 | VTX Single Story | Void | | | This change is for creating a temporary storage / work area in the single story building on the west edge of the property. | |
| 016 | Power for Blade Signs | Void | | | Provide power to two blade signs provided by others for phase II. Big State completed this work at TRTF's space and the power for the Music bldg. will be captured in addendum 14 pricing. | |
| 017 | Extend Sidewalks | Void | | | Extend the sidewalks through the landscaping. This has been included in PCO 14. | |
| 018 | Trane RTU | Approved | | $341.54 | This is a change for supplying a Trane RTU in lieu of the specified Carrier. | 0% |
| 019 | Toilet Partitions | Void | | | This change is to cover the difference of the selected toilet partitions that was provided in our returned submittal. | |
| 020 | Holt Cat Generator | Approved | | $6,708.04 | Holt CAT savings and Kohler cancellation fees. | 0% |
| 021 | Structural Metal Framing Changes | Approved | | $12,336.22 | The changes are based on the returned metal framing submittal. Upgrade the studs size from 18 gauge to 16 gauge at the new wall See the PCO for more Info. | 0% |
| 022 | Addendum #4 Concrete Repairs | Approved | | $19,651.35 | This cost if for the concrete repairs at the columns and roof decks per the structural documents provided in addendum #4 identifying the areas with photos. | 0% |
| 023 | Addendum #6 | Approved | | $13,952.49 | Added type B wall, slab leave-out, added L4 light fixtures, added wood wall at D103, door and hardware changes, delete glass & glazing at conference rooms, added electrical & mechanical. | 0% |
| 024 | RFI 17 - Steel Angle & Loading Dock Wall | Approved | | $31,000.81 | Removal of the sidewalk, excavation, retainer blocks, backfill, added wall work, and repour the sidewalk. | 0% |
| 025 | RFI 21 - Riser Room 111 | Approved | | $15,510.12 | Additional demolition, concrete, masonry veneer, metal framing, insulation, gypsum wallboard, and fire taping at the newly construction Riser Room 111. | 0% |
| 026 | Extend Project Completion | Approved | | $0.00 | This change is to extend our completion schedule based on our current scope of work by 28 days resulting in a new completion date of 6/22/2021 due to the metal framing design. | 0% |
| 027 | METRO Supervision | Approved | | $30,163.53 | This change is to cover the additional cost of METRO supervision from May 25, 2021 through June 30, 2021. | 50% |

2

38

METRO
METROPOLITAN CONTRACTING
8/31/2021

## 20037 TRTF Music PCO Log

| PCO # | PCO Description | Status | Pending Cost | Approved Cost | Notes | Finish-Out % |
|---|---|---|---|---|---|---|
| 028 | Plumbing Supports & Haul Off | Approved | | $8,659.58 | This change is for the of the labor and material for supporting the underground plumbing and the spoils haul off not included in the addendum #5 pricing. | 0% |
| 029 | Column Option 1 - Preliminary Pricing | Void | | | This pricing is for removing (1) concrete column and replacing the column with a steel column and separate pricing for replacing the south elevation columns. | |
| 030 | Column Option 2 - Preliminary Pricing | Void | | | This pricing is for repairing the existing concrete column by enlarging a section of the column and separate pricing for completing this work at all south elevation columns. | |
| 031 | Addendum #7 | Approved | | $6,219.61 | Conference room layout changes, double "B" walls, delete opening 119, type "A" window height change and steel modifications, and partition support columns. | 0% |
| 032 | Landscape Blue Phone Repairs | Void | | | Landscape and irrigation repairs due to the install of the Blue Phone system by others. | |
| 033 | Column Option 3 - Preliminary Pricing | Void | | | This pricing is for removing (1) concrete column and replacing the column with a new concrete column and separate pricing for replacing the south elevation columns. | |
| 034 | Addendum #8 | Approved | | $37,264.04 | WD-1 at D103, double door storefront opening D120, conference room framing changes, epoxy flooring, ceiling fans, mini-split & CU-1, emergency Blue light, and lighting changes. | 0% |
| 035 | Addendum #9 | Approved | | $32,892.38 | Concrete column repairs. | 0% |
| 036 | Liquidated Damages | Approved | | $0.00 | This is a zero cost change order for removing liquidated damages from our contract. | 0% |
| 037 | PR #3 - 4-Story Cleanout | Void | | | This change is for providing temporary construction lighting, removal of all debris, and removal of all cork. | |
| 038 | RFI 31 - Addendum #8 | Void | | | We received addendum #7 MEP Sheets that were not issued previously along addendum #8 structural sheets that were not issued previously. These sheets are primarily for the community lab, so we have voided this change. | |
| 039 | Addendum #11 | Approved | | ($134,379.85) | Misc. adds & deletions to include: Concrete, metals, doors, window, partition walls with finishes, millwork, solid surfaces, wall tile, fire sprinkler, ductwork & unit heaters, electrical, and plumbing. | 0% |

3

39

METRO
METROPOLITAN CONTRACTING
8/31/2021

# 20037 TRTF Music PCO Log

| PCO # | PCO Description | Status | Pending Cost | Approved Cost | Notes | Finish-Out % |
|---|---|---|---|---|---|---|
| 040 | Performance & Payment Bond | Approved | | $16,813.99 | This is a change for METRO providing a payment and performance bond for items related to public work. | 0% |
| 041 | RFI 33 - Drywall Control Joints | Approved | | $4,667.99 | This pricing is for installing vertical drywall control joints in the exterior walls at gridlines A, B, C, E, F, I, N1, N2, N3, N4, N5, N6, N7, S3, S4, S5, and S7. | 0% |
| 042 | Brandt Design Assist | Approved | | $0.00 | This a zero cost change order for releasing Brandt to provide design assist for the process utilities related to Aldersons design. Design assist for G-Con and GBA is excluded. | 100% |
| 043 | South Elevation Wall | Approved | | $17,588.49 | 3rd party engineering, added labor and material for framing, and sealing of the wall infills. | 100% |
| 044 | Addendum #12 | Approved | | $113,940.87 | Revised generator yard layout, fencing layout, restroom wall types, restroom elevations, and revised south exterior beam details. | 70% |
| 045 | Addendum #13 | Approved | | $120,231.11 | Added framing below the roof, revised roof drainage, new slab above the roof, door changes, revised wall types at columns, steel columns, wide flange beam with grout, roof structure work at new columns, concrete footings at foundation, and joints. | 10% |
| 046 | Helical Piers & Concrete | Approved | | $153,217.55 | This cost is for the helical piers and all concrete works shown in addendum #13. | 10% |
| 047 | Balance of Addendum #11 | Approved | | $3,312.88 | Changes to the interior railing at the north elevation, carpet, and wall tile. | 100% |
| 048 | Helical Pier Credit | Approved | | ($41,194.30) | This is a credit for removing the helical piers from METRO's scope of work and management. | 0% |
| 049 | Addendum #14 | Approved | | $3,488,742.57 | Concrete topping slab, millwork, solid surface, doors & hardware, framing, wall finishes, floor finishes, fire sprinkler, MEP, and fire alarm. | 100% |
| 050 | Addendum #15 | Approved | | $47,084.44 | Helical piers, concrete, steel columns, framing, flooring, and electrical. | 25% |
| 051 | Helical Piers Rev. 1 | Approved | | $34,941.58 | This cost is for the engineered helical pier design and supplying and installing 30 piers to meet or exceeding the required loading provided by the structural engineer to a min. depth of 14' and a max. depth of 34'. | 0% |
| 052 | Addendum #8-#14 Permit Fees | Approved | | $945.79 | This cost is for the plan review fees and permitting of addendums 8 through 14. | 80% |
| 053 | Addendum #16 | Approved | | $340,157.67 | Civil, architectural, structural, and MEP changes. | 100% |

4

40

METRO
METROPOLITAN CONTRACTING

8/31/2021

## 20037 TRTF Music PCO Log

| PCO # | PCO Description | Status | Pending Cost | Approved Cost | Notes | Finish-Out % |
|---|---|---|---|---|---|---|
| 054 | Addendum #17 | Approved | | $395,496.71 | This change is for supplying and installing the specified generator and automatic transfer switch. | 100% |
| 055 | Addendum #18 | Pending | $351,709.92 | | Change the masonry units to breeze block for the required airflow around the chiller and generator, electrical gear changes, generator changes, and lighting. | 100% |
| 056 | RFI 51 - Sealants at Through Bolts | Approved | | $6,095.08 | This cost is for installing exterior joint sealant around the exterior bolt heads and washers. | 0% |
| 057 | Self-leveling Topping Slab | Approved | | ($27,907.57) | This is a deductive change for deleting the self-leveling topping slab and providing a concrete slab. Shimming of the POD's will be required and is by others. | 100% |
| 058 | RFI 42, 50, & 59 | Approved | | $0.00 | Added plywood at the parapet walls, added hat chanel at two walls in office and 122 & 123. | 0% |
| **Subtotals** | | | **$351,709.92** | **$4,816,494.57** | | |

| | |
|---|---|
| **Total of Approved Changes** | **$4,816,494.57** |
| **Original Contract Amount** | **$2,959,858.18** |
| **Revised Contract Amount** | **$7,776,352.75** |

5

41

EXHIBIT "D"

RULES AND REGULATIONS

1305 E Houston Street

San Antonio, Texas 78205

1.	No part or the whole of the sidewalks, plaza areas, entrances, passages, courts, elevators, vestibules, stairways, loading docks, corridors, or halls of the Complex shall be obstructed or encumbered by any tenant or used for any purpose other than ingress and egress to and from the Premises leased to such tenant or the placement of outdoor furniture thereon in a commercially reasonable manner.

2.	No awnings or other projections shall be attached to the outside walls or windows of the Complex except as permitted in the Lease.

3.	No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Complex, nor placed in the halls, corridors, vestibules, or other public parts of the Complex.

4.	The water closets, lavatories, and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances (including without limitation, coffee grounds) shall be thrown therein. All damages resulting from misuse of the fixtures shall be borne by Tenant who or whose servants, employees, agent, visitors or licensees shall have caused such damage.

5.	No tenant shall bring or keep, or permit to be brought or kept, any flammable, combustible, or explosive fluid, material, chemical, or substance in or about the Complex except as provided in the Lease or as needed for Tenant's permitted use as described under Section 2 of the Lease.

6.	No tenant shall mark, paint, drill into, or in any way deface, any part of the Complex. No boring, cutting, or stringing of electrical or other wires shall be permitted other than needed for Tenant's permitted use under Section 2 of the Lease.

7.	No cooking shall be done or permitted in the Complex by any tenant except those in the business of preparing and selling food or except in any designated kitchen area within the Complex. No tenant shall cause or permit any unusual or objectionable odors to emanate from the Premises leased to such tenant. Tenant shall be allowed to have and use a microwave and coffee pot on the Premises.

8.	Neither the whole nor any part of the Premises leased to any tenant shall be used for the sale of property offered for auction.

9.	No tenant shall make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with other tenants or occupants of the Complex or neighboring Complexes whether by the use of musical instrument, radio, television set, other audio device, unmusical noise, whistling, singing, or in any other way.

42

10.	No additional locks or bolts of any kind shall be placed upon any of the doors or windows of the Premises leased to any tenant without the prior written consent of Landlord which shall not be unreasonably withheld, conditioned or delayed, nor shall any changes be made in locks or the mechanism thereof without providing Landlord with keys. Each tenant must, upon the termination of its tenancy, restore to Landlord all keys to offices and toilet rooms, either furnished to, or otherwise procured by, such tenant and in the event of the loss of any such keys, such tenant shall pay Landlord the reasonable cost of replacement keys. Security will be allowed to compliance with Federal Employees occupying a non-federal facility and to accommodate the sensitive nature of the research being conducted on the Premises or as otherwise necessary or desirable in connection with Tenant’s use set forth in Section 2, above. Accommodation will be allowed for a maintained DoD Server and proper equipment with proper security requirements for access that are in compliance with SECNAV and ANCI and DoD facility access controlled requirements.

11.	No object shall be thrown, kicked or otherwise projected out of any door, window or skylight, or down any halls or other passageways. The normal hours of operation of the Complex and parking area shall be 8:30 a.m. to 6:00 p.m., Monday through Friday and 9:00 a.m. to I :00 p.m. on Saturday. Tenant shall be allowed to occupy the Complex and the parking area twenty-four (24) hours per day.

12.	No tenant shall use or occupy or permit any portion of the Premises leased to such tenant to be used or occupied as an employment bureau or for the storage, manufacture, or sale of prescription or non-prescription narcotics. No tenant shall engage or pay any employees in the Complex, except those actually working for such tenant in the Complex, nor advertise for laborers giving an address at the Complex.

13.	Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord's reasonable opinion, tends to impair the reputation of the Complex or its desirability as a Complex for offices, and upon notice from Landlord, such tenant shall refrain from or discontinue such advertising.

14.	Landlord reserves the right to control and operate the public portions of the Complex and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally including, without limitations, the right to exclude from the Complex, between the hours of 6:00 p.m. and 8:30 a.m. on business days and all hours on Saturdays, except 9:00 a.m. to 1:00 p.m. and on all hours on Sundays and holidays, all persons who do not present a pass to the Complex signed by Landlord or other suitable identification satisfactory to Landlord. Landlord will furnish passes at Tenant's expense to persons for whom any tenant requests such passes. Each tenant shall be responsible for all persons for whom it requests such passes and shall be liable to Landlord for all acts of such persons.

15.	Each tenant, before closing and leaving the Premises leased to such tenant at any time, shall see that all entrance doors are locked, and that all lights and electrical appliances are turned off.

16.	No portions of the Complex shall be used, or permitted to be used, for lodging or sleeping or for any illegal purpose.

17.	The requirements of tenants will be attended to only upon application at the office of Landlord. Complex employees shall not be required to perform, and shall not be requested by any tenant to perform any work outside of their regular duties, unless under specific instructions from the office of Landlord.

43

18.	Canvassing, soliciting, and peddling in the Complex are prohibited, and each tenant shall cooperate in seeking their prevention.

19.	There shall not be used in the Complex, either by tenant or by its agents or contracts, in the delivery or receipt of merchandise, freight, or other matter, any hand trucks or other means of conveyance except those equipped with rubber tires, rubber side guards, and such other safeguards as Landlord may reasonably require.

20.	No animals of any kind shall be brought into or kept about the Complex by any tenant, except for service animals as required by law.

21.	No vending machines or lottery machines shall be permitted to be placed or installed in any part of the Complex by any tenant except vending machines shall be allowed in tenant's premises. Landlord reserves the right to place or install vending machines in any of the common areas of the Complex.

22.	No plumbing or electrical fixtures shall be installed by tenant without the written consent of Landlord which consent shall not be unreasonably withheld.

23.	Motorcycles or any other type of vehicle shall not be brought into the lobby or common areas of the Complex or into the Premises.

24.	Tenant will refer all contractors, contractor's representatives and installation technicians rendering any service on or to the Complex or its systems for Tenant to Landlord for Landlord's approval and supervision before performance of any contractual service, except with respect to repairs, replacements, service, maintenance, or upgrades to Tenant’s equipment within the Premises. This provision shall apply to all work performed in the Complex, including installation of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Complex but excluding maintenance of Tenant's equipment. Such approval, if given, shall in no way make Landlord, a party to any contract between Tenant and any such contractor, and Landlord shall have no liability therefore.

25.	Landlord shall have the right to designate parking areas for the use of the Complex tenants and their employees, and the tenants and their employees shall not park in parking areas not so designated, specifically including driveways, fire lanes, loading/unloading areas, walkways and Complex entrances. Landlord may tow, at individuals sole risk and expense, any automobile which violates any term of the Lease or violates any state, county or local law or regulation. Landlord will not be liable for damage to vehicles in the parking areas or for theft of vehicles, personal property from vehicles, or equipment of vehicles.

26.	All removals from the Complex, or the carrying in or out of the Complex or the Premises leased to any tenant of any safes, freight, furniture, or bulky matter of any description must take place during such hours and in such manner as Landlord or its agents may determine, from time to time. Landlord reserves the right to inspect all freight for violation of any of these Rules and Regulations or the provisions of such tenant's lease.

44

27.	Landlord reserves the right, at any time and from time to time, to rescind, alter, or waive, in whole or part, or add to, any of these Rules and Regulations.

28.	Legal holidays shall be as follows: New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day, and any other day designated by Landlord in writing and communicated to Tenant in advance.

45

EXHIBIT "E"

Current Chemicals List

Sodium Citrate, Dihydrate, Granular, USP
POLY ETHYLENE GLYCOL
GENTAMICIN REAGEN SOLUTION
BLUE DEXTRAN
100% DMSO
D-TREHALOSE DIHYDRATE
HBSS without Phenol Red
HBSS Without Calcium, Magnesium or Phenol Red
TRYPLE SELECT CTS (100mL)
TRYPLE SELECT (10X), NO PHENOL RED (100mL)
DPBS W/O CALCIUM OR MAGNESIUM (500mL)
1.0% ALCIAN BLUE STAIN
100% 1,2-PROPANEDIOL DEHYDRATION SOLUTION
85% 1,2-PROPANEDIOL STAIN DIFFERENTIAL SOLUTION
0.5% OIL RED O STAIN
2% ALIZARIN RED STAIN
PHENOL RED [33mM]
PIERCE BCA PROTEIN ASSAY
GLUTAMAX 100X CTS (100mL)
TWEEN 20
L-ASCORBIC ACID PHOSPHATE MAGNESIUM SALT N-HYDRATE
PIERCE MICRO BCA REAGENT C (MC)
LDS SAMPLE BUFFER (4X)
20% SUCROSE STABILIZER
ALBUMIN STANDARD
POTASSIUM CHLORIDE, CRYSTAL, U.S.P.
POTASSIUM PHOSPHATE, MONOBASIC, CRYSTAL, NF
SODIUM CHLORIDE, GRANULAR, U.S.P.
HYPROMELLOSE
SODIUM CHLORIDE
SODIUM HYDROXIDE
MANNITOL
SODIUM PHOSPHATE, DIBASIC, 7-HYDRATE (500g)
POTASSIUM CHLORIDE
SODIUM N-OCTANOATE
POTASSIUM PHOSPHATE, MONOBASIC
MONOBASIC SODIUM PHOSPHATE MONOHYDRATE (500g)
DIBASIC SODIUM PHOSPHATE, DRIED (500g)
MAGNESIUM CHLORIDE (500g)
POVIDONE-IODINE

46

SODIUM BICARBONATE
VERSENE (EDTA)
WFI FOR CELL CULTURE
CONDUCTIVITY CONDITIONING SOLUTION
PH 7.00
FICOLL-PAQUE PREMIUM 1.073 (100mL)
PH ELECTRODE
PH 4.01 BUFFER
PH 10.01 BUFFER
PH 4.00 BUFFER SOLUTION
692 PPM AS NACL CONDUCTIVITY/TDS STANDARD
CITRIC ACID, ANHYDROUS, POWDER
POLYETHYLENE GLY
SODIUM HYDROXIDE, PELLETS, N.F.
HYDROCHLORIC ACID
3% ACETIC ACID WASH
PHOSPHORIC ACID, N.F.
STERILE 70% ISOPROPANOL
ETHYL ALCOHOL
ETHYL ALCOHOL
ACETIC ACID, GLACIAL
PROTAMINE SULFATE 250ML
PROTAMINE SULFATE 5ML VIAL
CROSTOR CS5 (100mL)
EX-CELL HELA SERUM-FREE MEDIUM
TRYPLE SELECT (1X)
TRYPSIN/EDTA
FETAL BOVINE SERUM
MEM ALPHA(1X)
FETAL BOVINE SERUM CHARACTERIZED (500mL)
PEN STREP GLUTAMINE (100X)
CRYOSTOR CS10 (100mL)
NUTRIFREEZ D10
ROOSTERBOOSTER-MSC-XF
STERILE WFI BAG
TRIS-ACETATE SDS RUNNING BUFFER
MES SDS RUNNING BUFFER (20X)
SIMPLY BLUE SAFESTAIN
BIOPROFILE OSM48 CALIBRATION STANDARD HIGH LOW
BIOPROFILE CONTROL LEVEL 3
BIOPROFILE CONTROL LEVEL 2
ALBUMIN, BOVINE SERUM 30% STERILE-FILTERED
HEPES BUFFER SOLUTION 1M (100mL)

47

MEM(1X)
RPMI(1X) + GLUTAMAX
CELLSTART 2ML/VIAL
ROOSTERBASAL-MSC
HBSS(1X)
TWEEN 20 ULTRA PURE
TBS (20X)
TWEEN 20
DPBS
BSA IN TBS (10X)
BCA ASSAY KIT
PEG ELISA KIT
CTS DPBS W/O CALCIUM or MAGNESIUM (1L)
LOW CONCENTRATION SYNTHEMAX II MICROCARRIERS (10g)
LOW CONCENTRATION SYNTHEMAX II MICROCARRIERS (100g)
LOW CONCENTRATION SYNTHEMAX II MICROCARRIERS (500g)
EDTA (100mL)
TRYPLE EXPRESS ENZYME (1X), NO PHENOL RED (5L BAG)
PH CALIBRATION BUFFER KIT
70% IPA, STERILE
TRYPLE SELECT (10X), NO PHENOL RED (500mL)
DPBS W/O CALCIUM OR MAGNESIUM (20L BAG)
HYDROCORTISONE 21-HEMISUCCINATE
NUTRISTEM HPSC XF MEDIUM
MACS GMP RECOMBINANT HUMAN TGF-B1 (25ug)
MACS GMP RECOMBINANT HUMAN TGF-B1 (100ug)
RECOMBINANT HUMAN FGF BASIS (1mg)
TRYPTIC SOY BROTH (1L)
DMSO 100% (100mL)
DPBS W/O CALCIUM OR MAGNESIUM (1L)
SODIUM CHLORIDE (500g)
HUMAN SERUM ALBUMIN 25% (100mL)
ALPHA MEM NO NUC (1L)
ALPHA MEM RUO CUSTOM BAG (20L)
FETAL BOVINE SERUM DEFINED (50mL)
70% IPA, 16 OZ.
EDTA 0.5M, PH 8.0 (100mL)
DPBS CTS W/CALCIUM AND MAGNESIUM (500mL)
FETAL BOVINE SERUM (500mL)
FETAL BOVINE SERUM CHARACTERIZED US, INACTIVATED (500mL)
MEDIUM ALPHA MEDIUM (20L)
GENETICIN SELECTIVE ANTIBIOTIC (50mg/mL)

48

POVIDONE IODINE SOLUTION 10% (32OZ)
IMDM (1L)
PLASMA-LYTE A (1L)
SODIUM HYDROXIDE 10N IN AQUEOUS SOLUTION (500mL)
LPH III
VESPHENE III
SPORKLENZ
0.5% Oil Red O Stain
1% Alcian Blue Stain
100% 1,2-Propanediol Dehydration Solution
1M Hydrochloric Acid, Sterile Filtered
2% Alizarin Red Stain
20% Sucrose Stabilizer
20x wash buffer
3% Acetic Acid Wash
85% 1,2-Propanediol Stain Differential Solution
Albumin human
Albumin Standard
Assay Diluent
Bioprofile Flex2 PH Flash Gas Microsensor Card LV
Cellulase from Trichoderma sp.
Chemistry Calibrator
Chemistry Reagent
Collagenase type A, AOF
Corning Synthemax II Microcarriers
CryoStor CS5
Dibasic Sodium Phosphate
DPBS
DPBS CTS
ELISA Plate Coating
GlutaMAX
HBSS
HEAPS (1M)
Heregulin β1
Human AB Serum
Human Serum Albumin
Hydrochloric Acid Solution 1 N
Hypromellose
L-Ascrobic Acid Phosphate Magnesium Salt N-Hydrate
Magnesium Chloride
Mannitol
MEM (Minimal Essential Media)
MicroBCA Protein Assay Kit

49

Monobasic Sodium Phosphate
MSCBM-CD
MycoAlert Mycoplasma Detection Kit
NuPAGE
NuPAGE Antioxidant
NuPAGE LDS Sample Buffer
NuPAGE LDS Sample Buffer 4x
NuPAGE MOPS SDS Running Buffer
NutriFreez D10 Cryopreservation Medium
PH 10 Buffer
PH 10 Buffer Solution
PH 4 Buffer
PH 4 Buffer Solution
PH 7 Buffer
PH Electrode Storage Solution
PH Gas Calibrator
Phenol Red 33mM
Pierce Micro BCA Reagent C
Pierce Rapid Gold BCA Protein Assay Kit
Pierce RIPA Buffer
Plasma-Lyte
Plus MSC Qualified Human Platelet Lysate
RoosterBasal-MSC-CC
RoosterBooster-MSC-XF
sample diluent buffer
SeeBlue Prestain Standard
SimplyBlue SafeStain
SlowFade Antifade Kit
Sodium Bicarbinate
Sodium Chloride
Sodium Hydroxide (Caustic Soda / Soda Lye)
StemPro Adipocyte Differentiation Basal Media
StemPro Osteocyte/Chondrocyte Differentiation Basal Media
Sterile 70% Isopropyl
Stop Solution
straptavidin HRP reagent
TMB Substrate
TripLE Select
TripLE Select 10X
TripLE Select CTS
Tryptic Soy Broth
WFI for Cell Culture
Diesel Fuel for Generator

50

Co2 Carbon Dioxide)
N2 (Nitrogen)
O2 (Oxygen)
Pest Control Chemicals
Janitorial Chemicals

51